Exhibit 99.1

MITEL NETWORKS CORPORATION

NOTICE OF THE ANNUAL AND SPECIAL MEETING OF SHAREHOLDERS

NOTICE IS HEREBY GIVEN that an Annual and Special Meeting (the “Meeting”) of the shareholders of Mitel Networks Corporation (“Mitel”) will be held on Thursday, May 8, 2014 at The Brookstreet Hotel, 525 Legget Drive, Ottawa (Kanata), Ontario, Canada, K2K 2W2, commencing at 2:30 p.m., Ottawa time, for the following purposes:

1.	To place before the Meeting the consolidated financial statements for the eight-month year ended December 31, 2013 (the “Transition Year”) together with the auditor’s report thereon.

2.	To elect directors for the ensuing year (“Annual Resolution No. 1”).

3.	To reappoint Deloitte LLP as our independent auditor (and, for purposes of U.S. securities laws, our independent registered public accounting firm) and to authorize the directors to fix the auditor’s remuneration (“Annual Resolution No. 2”).

4.	To consider and, if thought advisable, to pass, with or without variation, an ordinary resolution (“Ordinary Resolution No. 1”) to approve Mitel’s 2014 Equity Incentive Plan.

5.	To transact such further and other business as may properly come before the Meeting or any adjournment thereof.

A copy of the full text of each of the proposed Annual Resolution No. 1, Annual Resolution No. 2 and Ordinary Resolution No. 1 is attached as Schedule A, Schedule B and Schedule C, respectively to the Proxy Circular that accompanies this Notice. Any action on the items of business described above may be considered at the Meeting or at any adjournment or postponement of the Meeting. Please note that our proxy materials are also available through the Internet at http://investor.mitel.com. In the interest of convenience to you and of minimizing the environmental impact associated with printing and mailing our proxy material and annual reports in the future, you may indicate your preference for receiving all future materials electronically, by indicating as such in the manner provided for on the enclosed proxy card or, for beneficial holders, on the voting instruction form.

Shareholders of record attending the Meeting should be prepared to present government-issued picture identification for admission. Shareholders owning common shares through a broker, bank, or other record holder should be prepared to present government-issued picture identification and evidence of share ownership as of the record date, such as an account statement, voting instruction form issued by the broker, bank or other record holder, or other acceptable document, for admission to the Meeting. Check-in at the Meeting will begin at 2:00 p.m., Ottawa time, and you should plan to allow ample time for check-in procedures.

As owners of Mitel, your vote is very important, regardless of the number of shares you own. Whether or not you are able to attend the Meeting in person, it is important that your shares be represented. We request that you vote as soon as possible on-line at www.investorvote.com or in writing by following the instructions noted on the proxy card or, for beneficial shareholders, the voting instruction form, included with this notice. Your proxy card or voting instruction form, as applicable, must be received by 5:00 p.m., Ottawa time, two days before the Meeting, Tuesday, May 6, 2014. For specific information regarding voting of your common shares, please refer to the section entitled “Voting of Proxies” in the accompanying Proxy Circular.

Thank you for your continued interest in Mitel.

DATED at Ottawa, Ontario this 25th day of March, 2014.

BY ORDER OF THE BOARD OF DIRECTORS

Richard D. McBee, President and Chief Executive Officer

EXPLANATORY NOTE REGARDING THE CONTENT AND FORMAT OF THIS DOCUMENT

Mitel qualifies as a foreign private issuer for purposes of the U.S. Securities Exchange Act of 1934, as amended (the “Exchange Act”). Instead of filing annual and periodic reports on forms available for foreign private issuers, we file an annual report on Form 10-K, quarterly reports on Form 10-Q and current reports on Form 8-K. As a Canadian corporation and foreign private issuer in the U.S. that is not subject to the requirements of Section 14(a) of the Exchange Act or Regulation 14A, our Management Proxy Circular (the “Proxy Circular” or the “Circular”) and related materials have been prepared in accordance with Canadian corporate and securities law requirements.

On January 31, 2014, the Corporation completed an acquisition of Aastra Technologies Limited (“Aastra”) pursuant to the terms of a court-approved plan of arrangement under the Canada Business Corporations Act (the “Arrangement”). Subsequent to the acquisition of Aastra, the Corporation also changed the financial year end from the 30th day of April in each year to the 31st day of December of each year, effective retroactively to December 31, 2013. Therefore the consolidated financial statements to be presented at the Meeting and the information contained in the Circular for the most recently completed financial year will cover the eight-month period from May 1, 2013 to December 31, 2013 (the “Transition Year” or as presented in any table in the Circular, “T2013”).

A copy of our transition report on Form 10-K for the Transition Year (the “Form 10-K/T”) was mailed contemporaneously with this Proxy Circular and is also available at http://investor.mitel.com. You may also review and print the Form 10-K/T and all exhibits from the SEC’s website at www.sec.gov or from SEDAR at www.sedar.com. In addition, we will send a complete copy of the annual report on Form 10-K/T (including all exhibits, if specifically requested), to any shareholder (without charge) upon written request addressed to: Investor Relations, Mitel Networks Corporation, 350 Legget Drive, Ottawa, Ontario, Canada, K2K 2W7. All of our public documents are filed with SEDAR and may be found on the following website: www.sedar.com. Information on or accessible through our website is not incorporated into this Proxy Circular and you should not consider any information on, or that can be accessed through, our website as part of this Proxy Circular.

Additional financial information is contained in our audited consolidated financial statements for the Transition Year and management’s discussion and analysis of financial condition and results of operations for the Transition Year. Copies of our financial statements and management’s discussion and analysis of financial condition and results of operations are available upon request to Investor Relations, Mitel Networks Corporation, 350 Legget Drive, Ottawa, Ontario, Canada, K2K 2W7.

In this Proxy Circular, we refer to Mitel Networks Corporation, the Canada Business Corporations Act corporation whose shares you own (together with its subsidiaries, where applicable), as “Mitel”. Additionally, we sometimes refer to Mitel as “we,” “us,” “our,” “our corporation,” or “the Corporation.” References to “GAAP” mean generally accepted accounting principles in the United States. References to fiscal 2013, fiscal 2012 or fiscal 2011 mean the years ended April 30, 2013, 2012 and 2011, respectively. References to fiscal 2014 are references to the year ended December 31, 2014.

Unless indicated otherwise, all dollar amounts included in this Proxy Circular are expressed in U.S. dollars.

MITEL NETWORKS CORPORATION

350 Legget Drive

Ottawa, Ontario

K2K 2W7

MANAGEMENT PROXY CIRCULAR

MARCH 25, 2014

A.	INFORMATION ON VOTING AND PROXIES

1.	Who May Vote

You are entitled to vote at the annual meeting if you were a holder of common shares (“Common Shares”) of Mitel Networks Corporation at the close of business on March 19, 2014. Each Common Share is entitled to one vote.

2.	Solicitation of Proxies

This Proxy Circular is furnished in connection with the solicitation of proxies by or on behalf of the management of Mitel, a corporation governed by the Canada Business Corporations Act (the “CBCA”), for use at the annual and special meeting, or any adjournment or adjournments of the meeting (the “Meeting”) of the shareholders of Mitel (each, a “Shareholder”) to be held on Thursday, May 8, 2014 at The Brookstreet Hotel, 525 Legget Drive, Ottawa (Kanata), Ontario, K2K 2W2, commencing at 2:30 p.m., Ottawa time, for the purposes set out in the notice of the Meeting (the “Notice of Meeting”) accompanying this Proxy Circular.

The enclosed proxy is being solicited by or on behalf of the management of Mitel and the cost of such solicitation will be borne by us. It is expected that the solicitation of proxies will be primarily by mail communication by our directors, officers or employees. Except as otherwise stated, the information contained in this Proxy Circular is given as of March 7, 2014.

3.	Appointment of Proxies

The persons named in the enclosed form of proxy or voting instruction form are directors or officers of Mitel. If you wish to appoint some other person or company (who need not be a shareholder) to represent you at the Meeting, you may do so by striking out the name of the persons named in the enclosed form of proxy or voting instruction form and inserting the name of your appointee in the blank space provided or complete another form of proxy and, in either case, deliver the completed and signed form in the envelope provided by 5:00 p.m., Ottawa time, on Tuesday, May 6, 2014, being two business days preceding the date of the Meeting. It is the responsibility of the Shareholder appointing some other person to represent the Shareholder to inform such person that he or she has been so appointed. The proxy or voting instruction form must be signed by the Shareholder or the Shareholder’s attorney authorized in writing or, if the Shareholder is a corporation, by an officer or attorney of that corporation, duly authorized.

Registered Shareholders

A registered Shareholder is the person in whose name a share certificate is registered. If you are a registered Shareholder, you are entitled to vote your shares in one of two ways:

(a)	Attend the Meeting – You may attend the Meeting and vote in person.

(b)	By Proxy – If you do not plan to attend the Meeting in person, you may vote by proxy in one of two ways:

i.	By authorizing the management representatives of Mitel named in the proxy form to vote your Common Shares. You may convey your voting instructions by:

•	Internet – Go to www.investorvote.com and follow the instructions. You will need the 15 digit control number which is located on your proxy form; or

•	Mail – Complete the proxy form in full, sign and return it in the envelope provided by 5:00 p.m., Ottawa time, on Tuesday, May 6, 2014 being two business days preceding the date of the Meeting. The shares represented by your proxy will be voted in accordance with your instructions as indicated on your form of proxy and on any ballot that may be called at the Meeting.

ii.	You have the right to appoint some other person to attend the Meeting and vote your Common Shares on your behalf. You may do this either by:

•	Internet – Go to www.investorvote.com and follow the instructions. You will need the 15 digit control number which is located on your proxy form; or

•	Mail – Print your appointee’s name in the blank space on the proxy form and indicate how you would like to vote your Common Shares. Complete the proxy form in full, sign and return it in the envelope provided. Your proxyholder will decide how to vote on amendments or variations to the matters to be voted on at the Meeting.

Non-Registered Shareholders

Your shares may not be registered in your name but in the name of an intermediary (which is usually a bank, trust company, securities dealer or broker, or trustee or administrator of self-administered RRSPs, RRIFs, RESPs and similar plans). If your shares are registered in the name of an intermediary, you are a non-registered Shareholder.

Mitel has distributed copies of the Notice of Meeting, this Circular and the form of proxy (collectively, the “Meeting Materials”) to intermediaries for distribution to non-registered Shareholders. Unless you have waived your right to receive the Meeting Materials, intermediaries are required to deliver them to you as a non-registered Shareholder of Mitel and to seek your instructions regarding how to vote your shares. Typically, a non-registered Shareholder will be given a voting instruction form which must be completed and signed by the non-registered Shareholder in accordance with the instructions on the form. The purpose of these procedures is to allow non-registered Shareholders to direct the voting of those shares that they own but which are not registered in their own name.

As a non-registered Shareholder, you may vote in person at the Meeting or by proxy in one of two ways.

(a)	Attend the Meeting -

On the voting instruction form you received from your intermediary, insert your name in the blank space provided for the proxyholder appointment, and return it as instructed on the form to your intermediary. Do not complete the voting section of the form since you will vote in person at the Meeting. Your form must be received by Computershare Investor Services, Inc. from your intermediary by 5:00 p.m. EST two days before the Meeting, being Tuesday, May 6, 2014, in order for you to attend the Meeting to vote the shares covered by the form. When you arrive at the Meeting, you should advise the staff that you are a proxy appointee.

(b)	By Proxy - If you do not plan to attend the Meeting in person, you may vote by proxy in one of two ways:

i.	By authorizing the management representatives of Mitel named in the voting instruction form accompanying the Circular to vote your Common Shares. You may convey your voting instructions by:

•	Internet – Go to www.proxyvote.com and follow the instructions. You will need the 12 digit control number which is located on your voting instruction form.

•	Mail – Complete the voting instruction form in full, sign and return it as instructed on the form to your intermediary by 5:00 p.m., Ottawa time, on Tuesday, May 6, 2014 being two business days preceding the date of the Meeting. The shares represented by your form will be voted in accordance with your instructions as indicated on your voting instruction form and on any ballot that may be called at the Meeting.

ii.	You have the right to appoint some other person to attend the Meeting and vote your Common Shares on your behalf. You may do this either by:

•	Internet – Go to www.proxyvote.com and follow the instructions. You will need the 12 digit control number which is located on your voting instruction form.

•	Mail – Print your appointee’s name in the blank space provided for the proxyholder appointment on the voting instruction form and indicate how you would like to vote your Common Shares. Complete the proxy form in full, sign and return it as instructed on the form to your intermediary by 5:00 p.m., EST, on Tuesday, May 6, 2014 being two business days preceding the date of the Meeting. Your proxyholder will decide how to vote on amendments or variations to the matters to be voted on at the Meeting.

Proxies returned by intermediaries as “non-votes” because the intermediary has not received instructions from the non-registered Shareholder with respect to the voting of certain shares will be treated as not entitled to vote on any matter before the Meeting and will not be counted as having been voted in respect of any such matter. Shares represented by intermediary “non-votes” will, however, be counted in determining whether there is a quorum present at the Meeting.

4.	Revocation of Proxies

In addition to revocation in any other manner permitted by law, a Shareholder may revoke a proxy pursuant to subsection 148(4) of the CBCA by voting again on a later date by depositing an instrument in writing executed by the Shareholder or by the Shareholder’s attorney authorized in writing (or, if the Shareholder is a corporation, by an authorized officer or attorney of such corporation authorized in writing) at the registered office of Mitel at any time up to and including the last business day preceding the day of the Meeting at which such proxy is to be used, or with the Chairman of the Meeting on the day of, but prior to commencement of, the Meeting, or in any other manner permitted by law and, upon either of such deposits, such proxy shall be revoked. If the instrument of revocation is deposited with the Chairman of the Meeting on the day of the Meeting, the instrument will not be effective with respect to any matter on which a vote has already been cast pursuant to such proxy.

A non-registered Shareholder may revoke a voting instruction form that has been given to an intermediary at any time by written notice to the intermediary or to the service company that the intermediary uses, in sufficient time for the intermediary to act on it. In addition, a non-registered Shareholder may change his or her vote by attending the Meeting and voting in person, provided the non-registered Shareholder has followed one of the procedures outlined above under “Non-Registered Shareholders”.

5.	Voting of Proxies

The form of proxy accompanying this Circular affords a Shareholder an opportunity to specify that the shares registered in the Shareholder’s name shall be voted FOR, AGAINST or WITHHELD in accordance with your instructions as indicated on your form of proxy. In the absence of instructions, your shares will be voted FOR each of the matters to be considered at the Meeting. Votes WITHHELD and abstentions are counted as present or represented for purposes of determining the presence or absence of a quorum at the Meeting but are not included in the number of shares present or represented and voting on each matter.

The form of proxy accompanying this Circular confers discretionary authority upon the nominees named in the enclosed form of proxy with respect to amendments or variations of matters identified in the Notice of Meeting or other matters which may properly come before the Meeting. As of the date of this Circular, management of Mitel knows of no amendment or variation of the matters referred to in the Notice of Meeting or other business that will be presented at the Meeting. If any such matters should properly come before the Meeting, each nominee named in the enclosed form of proxy will vote on those matters in accordance with his or her best judgment.

6.	Authorized Capital and Voting Shares

The authorized capital of the Corporation consists of an unlimited number of Common Shares and an unlimited number of Preferred Shares, issuable in series (the “Preferred Shares”). As of March 19, 2014 (the “Record Date”), Mitel had 98,811,582 Common Shares issued and outstanding and no Preferred Shares issued and outstanding. Each Common Share carries one vote in respect of each matter to be voted upon at the Meeting. Only holders of outstanding Common Shares of record at the close of business on the Record Date will be entitled to vote at the Meeting.

7.	Security Ownership of Certain Beneficial Owners and Management

The following table sets forth information regarding the beneficial ownership of our Common Shares as of March 7, 2014 and shows the number of shares and percentage of outstanding Common Shares owned by:

•	each person or entity who is known by us to own beneficially 5% or more of our Common Shares;

•	each member of our board of directors (the “Board”);

•	each of our named executive officers (each, an “NEO”); and

•	all members of our Board and our executive officers as a group.

Beneficial ownership is determined in accordance with United States Securities and Exchange Commission (“SEC”) rules, which generally attribute beneficial ownership of securities to each person or entity who possesses, either solely or shared with others, the power to vote or dispose of those securities. These rules also treat as outstanding all shares that a person would receive upon exercise of stock options or warrants, or upon conversion of convertible securities held by that person that are exercisable or convertible within 60 days of the determination date, which in the case of the following table is May 6, 2014. Shares issuable pursuant to exercisable or convertible securities are deemed to be outstanding for computing the percentage ownership of the person holding such securities but are not deemed outstanding for computing the percentage ownership of any other person. The percentage of beneficial ownership for the following table is based on 98,757,425 Common Shares outstanding as of March 7, 2014. To our knowledge, except as indicated in the footnotes to this table and pursuant to applicable community property laws, the persons named in the table have sole voting and investment power with respect to all Common Shares shown as beneficially owned by them.

		Amount and Nature of Beneficial Ownership
Title of Class	Name and Address of Beneficial Owner (1)	Number	%
	Five Percent Shareholders:
Common Shares	Matthews Group (2)
	Dr. Terence H. Matthews	325,723	0.3%
	Kanata Research Park Corporation	12,080,610	12.2%

	Total	12,406,333	12.5%

Common Shares	Francisco Partners Group (3)
	Francisco Partners Management, LLC	357,536	0.4%
	Francisco Partners GP II Management (Cayman) Limited	62,470	0.1%
	Francisco Partners GP III Management, LLC	858	0.0%
	Arsenal Holdco I S.a.r.l.	14,508,268	14.6%
	Arsenal Holdco II S.a.r.l.	5,589,278	5.6%

	Total	20,518,410	20.7%

Common Shares	Executive Officers and Directors:
	Dr. Terence H. Matthews (2)	12,406,333	12.5%
	Richard D. McBee	1,231,874	1.2%
	Peter D. Charbonneau (4)	210,228	0.2%
	Benjamin H. Ball (3)	20,518,410	20.7%
	Andrew J. Kowal (3)	20,518,410	20.7%
	John P. McHugh	154,991	0.2%
	Anthony P. Shen	1,835,394	1.9%
	Francis N. Shen	5,197,719	5.3%
	David M. Williams	86,400	0.1%
	Steven E. Spooner (5)	85,778	0.1%
	Graham Bevington	73,918	0.1%
	Ronald G. Wellard	128,125	0.1%
	Joseph A. Vitalone	12,500	0.0%
	All directors and executive officers as a group (19 persons) (6)	42,149,043	42.6%

(1)	Except as otherwise indicated, the address for each beneficial owner is c/o Mitel Networks Corporation, 350 Legget Drive, Ottawa, Ontario, Canada, K2K 2W7.
(2)	The “Matthews Group” means Dr. Matthews and certain entities, including Kanata Research Park Corporation, controlled by Dr. Matthews. Includes stock options to acquire 325,723 Common Shares that are currently exercisable and 12,080,610 Common Shares owned by Kanata Research Park Corporation. Dr. Matthews has voting and investment power over the Common Shares owned by Kanata Research Park Corporation and therefore beneficially owns the Common Shares held by Kanata Research Park Corporation. The address for the Matthews Group and Dr. Matthews is 390 March Road,, Kanata, Ontario, Canada, K2K 0G7.
(3)	The “Francisco Partners Group” means Francisco Partners Management, LLC and certain of its affiliates. Includes 20,166,092 Common Shares and stock options to acquire 352,317 Common Shares that are exercisable. Benjamin Ball and Andrew Kowal, both partners of Francisco Partners Management, LLC, have voting and investment power over the Common Shares owned by each of Francisco Partners, Francisco Partners GP II Management (Cayman) Limited, Francisco Partners GP III Management, LLC, Arsenal Holdco I S.a.r.l. and Arsenal Holdco II S.a.r.l. and therefore beneficially own the Common Shares held by each of these entities. The address for each of the Francisco Partners Group, Benjamin Ball and Andrew Kowal is c/o Francisco Partners Management, LLC, One Letterman Drive, Building C-Suite 410, San Francisco, California, 94129.
(4)	Of this total, 2,019 Common Shares are registered to Peter Charbonneau Trust #2, a trust of which Mr. Charbonneau is the sole trustee, and 13,927 Common Shares are registered to Mr. Charbonneau’s spouse, Joan Charbonneau. Mr. Charbonneau disclaims beneficial ownership of the 13,927 Common Shares registered to Joan Charbonneau. Includes options to acquire 188,192 Common Shares at exercise prices ranging from $2.61 to $9.58.

(5)	Of this total, 5,100 Common Shares are registered to the Spooner Children Trust, a trust of which Mr. Spooner is one of three trustees, and 34,375 Common Shares issuable upon the exercise of options at exercise prices ranging from $3.75 to $8.79.
(6)	In calculating this total, the Common Shares held by Mr. Ball and held by Mr. Kowal have been counted only once, as all such shares are held by and through the Francisco Partners Group.

For the purpose of this table, which contains information that is also included in our Form 10-K/T filing for the Transition Year, the term “executive officer” has the meaning ascribed to it under Rule 405 promulgated under the U.S. Securities Act of 1933, as amended (the “1933 Act”). The information with respect to beneficial ownership is based upon information furnished by each director or executive officer or information contained in insider reports made with the Canadian Securities Administrators.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) requires directors, executive officers (as defined under the 1933 Act as noted above), and Shareholders owning more than 10% of a company’s outstanding shares (other than certain banks, investment funds and other institutions holding securities for the benefit of third parties or in customer fiduciary accounts), to file reports of ownership and changes of ownership with the SEC. Section 16(a) does not apply to Mitel because it is a foreign private issuer under U.S. securities laws. Our officers and directors and 10% shareholders are required to file reports of ownership of our Common Shares and changes of such ownership with the Canadian Securities Administrators. We believe that our directors and executive officers have made all required filings with Canadian Securities Administrators.

B.	CORPORATE GOVERNANCE PRINCIPLES AND PRACTICES

Mitel is a Canadian reporting issuer and qualifies as a foreign private issuer for purposes of the Exchange Act. Our Common Shares are listed on the National Association of Securities Dealers Automated Quotations (“Nasdaq”) and on the Toronto Stock Exchange (“TSX”). As a result, we are subject to, and comply with, a number of legislative and regulatory corporate governance requirements, policies and guidelines, including those of the Nasdaq, TSX, the Canadian Securities Administrators and the SEC.

In addition to compliance with governance requirements, Mitel and its management place significant emphasis on the structure of the Board and the committees of the Board in order to promote effective corporate governance of the Corporation. We have adopted corporate governance guidelines, mandates for each of the Board, Audit Committee, Compensation Committee, and Nominating and Corporate Governance Committee, as well as position descriptions for a chairman of the Board, a lead director and a Chief Executive Officer.

We have established a Global Business Ethics and Compliance Office headed by a Compliance Officer with assistance from the Legal Department and Internal Audit Department. The responsibilities of the Compliance Officer include (but are not limited to):

•	ensuring annual distribution and certification of our Code of Business Conduct to all of our employees, directors, officers and representatives which requires each individual to certify their compliance with the Code of Business Conduct;

•	monitoring our ethics and business practices company-wide by coordinating audits, performance assessments and providing training programs;

•	monitoring and promoting anonymous hotlines to report suspected violations; and

•	reporting to the Board and/or a Committee of the Board.

We have adopted an Insider Trading Policy for directors, officers and employees who may from time to time be in possession of material, non-public information.

Certain employees who are involved in the preparation and review of financial statements and regulatory filings execute, on an annual basis, certifications in support of the certification obligations of the Chief Executive Officer and the Chief Financial Officer pursuant to the Sarbanes Oxley Act of 2002. The certification process complements the due diligence process administered by us to support reporting obligations under the Sarbanes Oxley Act of 2002.

Our significant governance principles and practices, all of which are described below, are set forth in governance documentation available on our website at http://investor.mitel.com. These include the Mandate for the Board of Directors, Audit Committee Charter, Compensation Committee Charter, Nominating and Corporate Governance Committee Charter, Corporate Governance Guidelines and Code of Business Conduct. We will provide a copy of any of these governance documents to any person, without charge, who requests a copy in writing to Investor Relations, Mitel Networks Corporation, 350 Legget Drive, Ottawa, Ontario, Canada, K2K 2W7.

8.	Applicable Governance Requirements and Guidelines

Rule 5620(c) of the Nasdaq’s corporate governance rules generally requires that a listed company’s by-laws provide for a quorum for any meeting of the holders of the company’s common shares of at least 33 1/3% of the company’s outstanding common shares.

Pursuant to the Nasdaq’s corporate governance rules, Mitel, as a foreign private issuer, has elected to comply with practices that are permitted under Canadian law in lieu of the provisions of Rule 5620(c) and Rule 5605(e)(1). Our by-laws provide that a quorum of Shareholders is present at a meeting of Shareholders if the holders of at least 25% of the shares entitled to vote at the meeting are present in person or represented by proxy, provided that a quorum shall be not less than two persons.

9.	Composition of the Board

In connection with the completion of the Arrangement, we increased the number of directors on Mitel’s Board from eight to nine and the directors have approved a fixed number of nine directors to be elected at the Meeting. Our articles of incorporation provide that the Board is to consist of a minimum of three and a maximum of fifteen directors as determined from time to time by the directors, and permit the directors to appoint additional directors in accordance with the CBCA within any fixed number from time to time. Under the CBCA, one quarter of our directors must be resident Canadians as defined in the CBCA. The Board regularly assesses the need for additional directors in order to ensure that the Board is composed of individuals with diverse backgrounds, experience, competencies and independence as evaluated against criteria established from time to time by the Board.

10.	Independence and Other Considerations for Director Service

A majority (six of nine) of our nominated directors are considered “independent”, as defined under the Nasdaq rules and for purposes of Canadian securities laws. Our independent directors are Peter Charbonneau, Benjamin Ball, Andrew Kowal, Terence Matthews, John McHugh and David Williams. For purposes of the Nasdaq rules, an independent director means a person other than an executive officer or employee of the company or any other individual having a relationship which, in the opinion of the company’s Board, would interfere with the exercise of independent judgment in carrying out the responsibilities of a director. A director is considered to be independent for the purposes of Canadian securities laws if the director has no direct or indirect material relationship to the company. A material relationship is a relationship that could, in the view of the Board, be reasonably expected to interfere with the exercise of a director’s independent judgment. Certain individuals, such as employees and executive officers of Mitel, are deemed by Canadian securities laws to have material relationships with the Corporation.

Dr. Matthews was previously considered a non-independent director under relevant Canadian securities laws as he had functioned as an executive officer of the Corporation discharging his role as chairman on a full-time basis until January 2011. In January 2011, Richard McBee was appointed as Chief Executive Officer of the Corporation, and Dr. Matthews has, since that time, discharged his role as chairman of the Corporation on a part-time basis. The Board reviews related-party transactions on a quarterly basis and has determined that relationships with companies affiliated with Dr. Matthews are not material and have been at arm’s-length and therefore the Board is satisfied that Dr. Matthews is independent.

Our non-independent nominated directors are Richard McBee, Anthony Shen and Francis Shen. Our Board determined that Richard McBee is non-independent due to his “insider” position as Chief Executive Officer and President of the Corporation. Mr. Anthony Shen is non-independent due to his “insider” position as Chief Operating Officer of the Corporation. Mr. Francis Shen is non-independent due to his “insider” position as Chief Strategy Officer of the Corporation. Each of Anthony and Francis Shen also held executive positions with Aastra which was acquired by Mitel on January 31, 2014.

As chairman, Dr. Matthews’ role is to promote the Board’s effectiveness in providing oversight to the Corporation. In particular, the chairman has the responsibility to:

•	preside over Board meetings in an efficient and effective manner that is compliant with governance policies and procedures;

•	in conjunction with the Chief Executive Officer, communicate and maintain relationships with the Corporation, its shareholders and other stakeholders;

•	set Board meeting agendas based on input from directors and senior management;

•	work cooperatively with the lead director in fulfilling the lead director’s mandate and, in the event of a conflict in their duties, yield to the lead director; and

•	carry out other duties, as requested by the Board or the Chief Executive Officer.

The Board has also appointed a lead director, Peter Charbonneau (the “Lead Director”). The responsibility of our Lead Director is to provide additional independent leadership to the Board and to ensure that it functions in an independent and open manner. Together with the chairman of the Board, the Lead Director ensures that the Board understands its responsibilities and communicates effectively with its subcommittees and with management. Our Lead Director is also chairman of our Nominating and Corporate Governance Committee, of which all of the members are independent. At the regularly scheduled Nominating and Corporate Governance Committee meetings, the Lead Director ensures that the independent directors have in-camera discussions.

The attendance record of each director of the Board for all board meetings for the Transition Year is as follows:

Director(1)	Attendance During Transition Year
	Meetings Attended	Percentage
Dr. Terence H. Matthews	12 of 12	100%
Richard D. McBee	12 of 12	100%
Benjamin H. Ball	12 of 12	100%
Peter D. Charbonneau	12 of 12	100%
Jean-Paul Cossart(2)	11 of 12	92%
Andrew J. Kowal	9 of 12	83%
John P. McHugh	11 of 12	92%
Henry L. Perret(2)	12 of 12	100%

(1)	Mr. Anthony Shen, Mr. Francis Shen and Mr. Williams were appointed to the Board on January 31, 2014 in connection with Aastra’s right to appoint Board nominees after the completion of the Arrangement.
(2)	Mr. Cossart and Mr. Perret resigned on January 31, 2014.

The independent directors hold meetings on a quarterly basis at which non-independent directors and management are not in attendance.

11.	Mandate of the Board and Corporate Governance Guidelines

The mandate of Mitel’s Board is to oversee corporate performance and to provide quality, depth and continuity of management so that we can meet our strategic objectives. In particular, our Board focuses its attention on the following key areas of responsibility:

•	appointing and supervising the Chief Executive Officer and other senior officers;

•	supervising strategy implementation and performance;

•	monitoring our financial performance and reporting;

•	identifying and supervising the management of the Corporation’s principal business risks;

•	monitoring the legal and ethical conduct of the Corporation;

•	maintaining shareholder relations; and

•	developing and supervising our governance strategy.

The Board discharges many of its responsibilities through its standing committees: the Audit Committee, the Nominating and Corporate Governance Committee and the Compensation Committee. Other committees may be formed periodically by the Board to address specific issues that are not on-going in nature. The duties and responsibilities delegated to each of the standing committees are prescribed in the respective charter of each standing committee.

Position Descriptions

The Board has developed and implemented a written position description for each of the chairman, the Lead Director and the Chief Executive Officer. Committees of the Board each have a committee charter that sets out the mandate of the committee, which includes the responsibilities of the chair of each committee.

Orientation and Continuing Education

Director orientation and continuing education is conducted by the Nominating and Corporate Governance Committee. All newly elected directors are provided with a comprehensive orientation on our business and operations. This includes familiarization with our reporting structure, strategic plans, significant financial, accounting and risk issues, compliance programs, policies and management and the external auditor. Existing directors are periodically updated in respect of these matters.

For the purposes of orientation, new directors are given the opportunity to meet with members of the executive management team to discuss the Corporation’s business and activities. The orientation program is designed to assist the directors in fully understanding the nature and operation of our business, the role of the Board and its committees, and the contributions that individual directors are expected to make.

12.	Ethical Business Conduct

The Board has established the Code of Business Conduct, which governs the conduct of our Board, executives, employees, contractors and agents. A copy of the Code of Business Conduct may be obtained by contacting the Mitel Global Business Ethics and Compliance Office and is also available on our website at http://investor.mitel.com.

Responsibility for ensuring compliance with the Code of Business Conduct rests with our Global Business Ethics and Compliance Office (the “Compliance Office”), under the guidance of its director, who is also the general counsel of the Corporation. The Compliance Office ensures that the Code of Business Conduct is distributed throughout the Corporation, monitors the ethics of our business practices, investigates potential breaches of the Code and engages in education on compliance with the Code of Business Conduct. The Audit Committee periodically reviews the ethics monitoring conducted by the Compliance Office and updates the Code of Business Conduct as required. The chair of the Audit Committee reports the results of his or her reviews to the Board following Audit Committee meetings and keeps the Board apprised of matters considered by the committee.

Directors are prohibited by the Code of Business Conduct from engaging in transactions on our behalf in which that director has, or a family member of that director has, a substantial beneficial interest. Among other things, this means that a director may not hold a financial interest in a customer, supplier or competitor of ours or our subsidiaries; notwithstanding this prohibition, a director may own $25,000 worth of stock or two percent of a publicly owned corporation, whichever is greater. Permission to deviate from these rules must be obtained from the Board. Moreover, prior to commencing service on our Board, directors are required to disclose all potential conflicts of interest to the corporate secretary. If potential conflicts arise during a director’s tenure on the Board, such conflicts must be immediately disclosed to the corporate secretary. Where a conflict of interest exists, a director is required by statute to abstain from voting on the matter and, by corporate policy, is also required to recuse him or herself from any discussion on any matter in respect of which a conflict of interest precludes the director from voting.

13.	Board Committees

The Board has established three committees to assist it in carrying out its responsibilities: the Audit Committee, the Compensation Committee and the Nominating and Corporate Governance Committee.

The Audit Committee

The Audit Committee is composed of three directors namely, Peter Charbonneau (Chairman), John McHugh and David Williams. Peter Charbonneau was appointed to the Audit Committee in February 2002, John McHugh and David Williams were appointed in February 2014. The Board has determined that each of these directors meets the independence requirements of the rules and regulations of the Nasdaq and the SEC and the independence requirements of Canadian securities rules. The Board has determined that each of these directors is financially literate. Peter Charbonneau (Chairman) has been identified as an “audit committee financial expert” as such term is defined by applicable U.S. securities laws.

The Audit Committee assists the Board in fulfilling its financial oversight obligations including responsibility for overseeing the integrity of our financial statements and accounting and financial process and the audits of our financial statements, legal and regulatory compliance, auditor independence and qualification, the work and performance of our financial management, internal auditor and external auditor and for overseeing the systems of disclosure controls and procedures and the system of internal controls regarding finance, accounting, legal compliance, risk management and ethics that management and the Board have established.

The Audit Committee has access to all books, records, facilities and personnel and may request any information about the Corporation as it may deem appropriate. It also has the authority to retain and compensate special legal, accounting, financial and other consultants or advisors to advise the committee. The Audit Committee also reviews and approves related party transactions and prepares reports for the Board on such related party transactions.

All members of the Audit Committee have experience reviewing financial statements and dealing with related accounting and auditing issues. The members of the Audit Committee have the following relevant education and experience:

•	Peter Charbonneau is a general partner in Skypoint Capital Corporation, an early-stage technology venture capital firm. He previously served as the Chief Financial Officer and Chief Operating Officer of Newbridge Networks Corporation. Mr. Charbonneau currently chairs the audit committee for CBC/Radio-Canada and is a member of the audit committee for Teradici Corporation. Mr. Charbonneau has also served as a director and audit committee member at other companies, including Telus Corporation, BreconRidge Corporation, Cambrian Systems, Inc., CounterPath, March Networks Corporation, ProntoForms Corporation and Jennerex, Inc. From 1977 to 1986, Mr. Charbonneau worked as an accountant at Deloitte LLP (as it is now known). Mr. Charbonneau holds a Bachelor of Science from the University of Ottawa, an MBA from the University of Western Ontario and is a Fellow of the Chartered Professional Accountants of Ontario. Mr. Charbonneau also holds the ICD.D certification, having completed the Directors Education Program of the Institute of Corporate Directors of Canada.

•	John McHugh is the General Manager and Senior Vice President, Commercial Business Unit of NETGEAR, Inc. Prior to his current role, Mr. McHugh was the Chief Marketing Officer for Brocade Communications Systems, Inc. Prior to that, Mr. McHugh held Vice President and General Manager roles at Nortel Networks and Hewlett-Packard Company. In his capacity as an executive of each of these companies, Mr. McHugh has held leadership roles in R&D, Marketing and Manufacturing, as well as having over 16 years of experience in general management, including management of cash and capital usage, evaluating business opportunities and acquisitions with significant capital structure and cash flow analysis. Mr. McHugh holds a BS degree in Electrical Engineering and in Computer Science from Rose-Hulman Institute of Technology

•	David Williams serves on the board of directors of several Canadian companies. He served as Interim President and Chief Executive Officer of Shoppers Drug Mart Corporation from February 2011 to November 2011. Prior to this, Mr. Williams served as President and Chief Executive Officer of the Ontario Workplace Safety and Insurance Board and held senior executive and finance roles with George Weston Limited and Loblaw Companies Limited, including a term as Chief Financial Officer of Loblaw Companies Limited. Mr. Williams is a director of Shoppers Drug Mart Corporation, Canadian Apartment Properties REIT, Mattamy Homes Corporation. He is also the chair of the board of directors of Toronto Hydro Corp. Mr. Williams is a graduate of the ICD Corporate Governance College and has a designation as CGA (Ontario).

The Compensation Committee

The Compensation Committee is currently composed of two directors namely, Benjamin Ball (Chairman) and David Williams. Benjamin Ball was appointed to the Compensation Committee in October 2007, and David Williams was appointed in March 2014. Prior to the appointment of Mr. Williams, Dr. Matthews was a member of the committee from February 2014 until Mr. Williams’ appointment. Both members of the Compensation Committee are independent, as determined by the Board in accordance with Nasdaq “independence” rules and Canadian securities rules including the Chairman who is responsible for the leadership of the committee and the fulfilment by the committee of its mandate. The Compensation Committee is responsible for annually reviewing the compensation of our directors, our chief executive officer and certain other senior executives. To ensure an objective process for determining compensation, the Compensation Committee considers a variety of pre-determined, objective criteria and consults with independent third party advisors. In each case, the Compensation Committee reviews the compensation received in the most recent period and assesses its appropriateness in the context of the responsibilities and performance of the individuals and industry trends. On this basis, the Compensation Committee makes its annual compensation recommendations to the Board.

In addition to making compensation recommendations to the Board, the Compensation Committee administers our 2006 Equity Incentive Plan and may periodically recommend the adoption of other incentive compensation plans. The Compensation Committee also conducts annual reviews of our succession plan, reviews our policies regarding loans to directors and senior officers and monitors and maintains our insider trading policy. To fulfill its mandate, the Compensation Committee is empowered to retain legal, accounting, financial and other professionals. It is also entitled to full access to our books and records and may require our directors, officers and employees to provide information deemed necessary by the committee to fulfill its mandate.

Both current members of the Compensation Committee have experience reviewing executive compensation. The members of the Compensation Committee have the following relevant education and/or experience:

•	Benjamin Ball is a partner of Francisco Partners Management, LLC, which is a leading private equity firm focused exclusively on investing in the information technology market. Mr. Ball currently sits on the Compensation Committees for several private companies, such as Webtrends Inc., Watchguard Technologies, Inc., EF Johnson Technologies, Inc. and Foundation 9 Entertainment, Inc. Mr. Ball has been a director of these and other private companies where he has been responsible for hiring and retaining C-level executives for each company.

•	David Williams serves on the board of directors of several Canadian companies. He served as Interim President and Chief Executive Officer of Shoppers Drug Mart Corporation from February 2011 to November 2011. Prior to this, Mr. Williams served as President and Chief Executive Officer of the Ontario Workplace Safety and Insurance Board and held senior executive and finance roles with George Weston Limited and Loblaw Companies Limited, including a term as Chief Financial Officer of Loblaw Companies Limited. Mr. Williams is a director of Shoppers Drug Mart Corporation and is a director and on the Compensation Committee of Canadian Apartment Properties REIT, Mattamy Homes Corporation and Toronto Hydro Corp. He is also the Chair of the board of directors of Toronto Hydro Corp. Mr. Williams is a graduate of the ICD Corporate Governance College and has a designation as CGA (Ontario).

The Nominating and Corporate Governance Committee

The Nominating and Corporate Governance Committee is currently composed of six directors namely, Peter Charbonneau (Chairman), Benjamin Ball, Andrew Kowal, Terence Matthews, John McHugh and David Williams. The committee was formed in March 2010, at which time Peter Charbonneau, Benjamin Ball, Andrew Kowal and John McHugh became members. Terence Matthews and David Williams were appointed in February 2014. All of the members of the Nominating and Corporate Governance Committee, including the Chairman are independent directors, as determined by the Board in accordance with Nasdaq “independence” rules and Canadian securities rules, ensuring the committee receives diverse input into the Corporation’s Board nomination process and functions independently.

The Nominating and Corporate Governance Committee assists the Board in identifying and/or recommending director candidates for election at the next annual meeting of Shareholders. The committee also oversees and assesses the functioning of the Board and the committees of the Board, and the implementation and assessment of effective corporate governance principles. The committee conducts annual surveys of directors regarding effectiveness of the Board, the Chairman and each director, each committee and its chairman, and the individual directors. The committee also annually assesses the effectiveness of the Board and each committee as a whole and makes recommendations to the Board.

14.	Communication with the Board

Shareholders or others may contact the Board by mail to:

The Board of Directors

c/o the Corporate Secretary’s Office

Mitel Networks Corporation

350 Legget Drive

Ottawa, Ontario, Canada

K2K 2W7

C.	COMPENSATION DISCUSSION AND ANALYSIS

15.	Director Compensation

Except as noted below, all non-employee directors receive role-based fees paid quarterly as set forth below:

Annual service on the board of directors (other than Chair)	$40,000
Annual service as Chair of the board of directors	$115,000
Annual service as member of the audit committee (other than Chair)	$15,000
Annual service as Chair of the audit committee	$25,000
Annual service as a member of the compensation committee (other than Chair)	$10,000
Annual service as Chair of the compensation committee	$15,000
Annual service as a member of the nominating and corporate governance committee (other than Chair)	$8,000
Annual service as Chair of the nominating and corporate governance committee	$12,000

Annual service on the Board	10,000 stock options
Initial grant for new directors	5,000 stock options

Richard McBee, Anthony Shen and Francis Shen, who are also executives of Mitel, do not receive annual service retainers or fees for serving as directors.

Effective May 1, 2013, each director could elect to receive up to $40,000 of the above retainers as cash. The remaining balance is to be received in the form of stock options, as set out below. Stock options are granted pursuant to our 2006 Equity Incentive Plan.

In order to place a limit on the number of options to which a director is entitled, when the closing price of the Corporation’s Common Shares on the Nasdaq on the date of grant is above $4.00 per share, the methodology of calculation for the number of stock options to be granted is the amount of fees owed divided by the Black-Scholes value of a stock option on the day of grant. However, if the closing price of the Company’s shares on the Nasdaq on the date of grant were to be $4.00 per share or less, each director would be granted the lesser of:

1)	The amount of fees owed divided by $1.82, which is the approximate Black-Scholes value of a stock option granted when the Corporation’s stock price is $4.00; and

2)	The amount of fees owed divided by the Black-Scholes value of a stock option on the day of grant.

The strike price of each stock option is the closing price per Common Share on the Nasdaq on the date of grant. There were 139,362 options exercised by directors during the Transition Year.

The Compensation Committee has reviewed directors’ compensation for the Transition Year and following years. In fiscal 2012, the Compensation Committee retained Radford (an AON Consulting Company) (“Radford”) for assistance to ensure our director compensation package remains competitive within our industry. See Section 16 “Executive Officer Compensation”.

A director is reimbursed for any out-of-pocket expenses incurred in connection with attending Board or committee meetings, as well as Canadian tax return preparation fees for non-Canadian directors.

There are no loans or other indebtedness outstanding from the Corporation or any subsidiary to any of its directors, nor has any director received any financial assistance from us or from any of our subsidiaries.

In accordance with our Insider Trading Policy, an NEO or director is not permitted to purchase financial instruments, including for greater certainty, prepaid variable forward contracts, equity swaps, collars, or units of exchange funds, that are designed to hedge or offset a decrease in market value of equity securities granted as compensation or held, directly or indirectly, by the NEO or director.

The following table sets forth a summary of compensation paid for the Transition Year to the non-executive directors:

Name(1)	Fees earned ($)	Share- based awards ($)	Option- based awards ($)	Non- equity incentive plan awards ($)	Pension value ($)	All other compensation ($)	Total ($)
Benjamin H. Ball (2)	20,100	—	21,953	—	—	—	42,053
Peter D. Charbonneau	20,100	—	31,298	—	—	—	51,398
Jean-Paul Cossart (3)	20,100	—	21,953	—	—	—	42,053
Andrew J. Kowal (2)	20,100	—	11,940	—	—	—	32,040
Terence H. Matthews	—	—	76,736	—	—	—	76,736
John P. McHugh	—	—	38,715	—	—	—	38,715
Henry L. Perret(4)	20,100	—	21,953	—	—	—	42,053

(1)	Mr. Williams was appointed to the Board on January 31, 2014.
(2)	Stock options granted in connection with Mr. Ball and Mr. Kowal acting as directors of the Corporation were granted to Francisco Partners Management, LLC of which Mr. Ball and Mr. Kowal are partners.
(3)	Stock options granted in connection with Mr. Cossart acting as a director of the Corporation were granted to Scivias s.a.r.l., a company in which Mr. Cossart is a shareholder. Mr. Cossart resigned from the Board on January 31, 2014.
(4)	Mr. Perret resigned from the Board on January 31, 2014.

16.	Executive Officer Compensation

Mitel’s compensation program for executive officers is designed to attract, retain, motivate and engage highly skilled and experienced individuals who excel in their field. The objective of the program is to focus our executives on the key business factors that affect shareholder value.

Compensation for executive officers is comprised primarily of three main components:

•	base salary;

•	annual or short-term incentive plans; and

•	long-term incentive plans.

We set cash and equity compensation based on compensation paid to executives at comparable companies. The Compensation Committee reviews our executive officers’ overall compensation packages on an annual basis.

We also retain independent compensation consultants from time to time to assist in determining executive compensation packages. The nature and scope of the services rendered by the consultants include:

•	assisting in identifying members of our peer group for comparison purposes;

•	helping to determine compensation levels at the peer group companies;

•	providing advice regarding executive compensation best practices and market trends;

•	assisting with the redesign of any compensation program, as needed;

•	preparing for and attending selected management or committee meetings; and

•	providing advice throughout the year.

In fiscal 2012, the Compensation Committee retained Radford to provide us with survey data and other benchmark information related to trends and competitive practices in executive compensation. As noted above under “Director Compensation”, Radford also assisted the Corporation in reviewing our director compensation package. Radford was originally retained by the Corporation in April 2006. Executive and director compensation related fees billed by Radford to the Corporation during the Transition Year, and in fiscal years 2013 and 2012 were $6,700, nil and $62,000, respectively. The reference market used to benchmark executive compensation included companies who operate in a similar industry segment. The comparable companies used to benchmark our executive compensation included Aastra, ADTRAN, Inc., CAE Inc., Constellation Software Inc., Comtech Telecommunications Inc., Extreme Networks, Inc., F5 Networks, Inc., MacDonald, Dettwiler and Associates Ltd., Open Text Corporation, Plantronics, Inc., Polycom, Inc., Sierra Wireless Inc., Smart Technologies Inc., Tellabs, Inc. and ViaSat, Inc. The Compensation Committee set our executive officers’ total overall cash compensation at a level that was at or near the 50th percentile of the cash compensation paid to executives with similar roles at comparable companies. Equity compensation was also targeted at the 50th percentile of comparable companies.

The Compensation Committee applies the following criteria in determining or reviewing recommendations for compensation for executive officers in order to ensure an objective assessment of our executives’ compensation:

Base Salaries. Individual salaries are determined by each officer’s experience, expertise, performance and expected contributions to the Corporation. The Compensation Committee uses industry studies and comparables for reference purposes to assist in setting a range of base salaries for positions, however, these studies and comparables are only one factor that is reviewed in determining base salary for each executive officer position.

Annual or Short-Term Incentive Plans. Mitel utilizes cash bonuses to reward the achievement of corporate objectives and to recognize individual performance. The amount of annual performance incentive or “at risk” component of an executive officers’ compensation increases with the level of responsibility and impact that the executive officer has had and can have on overall performance. The Chief Executive Officer provides the Compensation Committee with an assessment of each executive’s performance annually.

For the Transition Year, the Corporation’s NEOs consisted of: Richard D. McBee, Chief Executive Officer and President; Steven E. Spooner, Chief Financial Officer; Graham Bevington, Executive Vice President and Regional President; Ronald G. Wellard, Executive Vice President and General Manager, Mitel Products and Solutions; and Joseph A. Vitalone, Executive Vice President and President Americas. The annual performance incentive targets for the Transition Year for the NEOs ranged between 50% and 120% of base salary. The financial objectives for Mr. McBee, Mr. Spooner and Mr. Wellard consist of annual revenue and Adjusted EBITDA for the Corporation. The financial objectives for Mr. Bevington and Mr. Vitalone include annual revenue and contribution margin for their respective regions. The targets for the financial objectives were established by our Compensation Committee and approved by the Board.

The Board and the Compensation Committee assess the risks associated with the structuring of our NEOs’ respective compensation arrangements to ensure that none of the arrangements encourages a particular NEO or group of NEOs to take undue risk on behalf of the Corporation to maximize their respective compensation. The various elements of our NEO compensation packages are given appropriate weighting to ensure that there is commonality across the compensation arrangements of our NEOs while structuring incentive arrangements to incent particular NEOs within their respective spheres of influence, whether based on the performance of the Corporation as a whole or the performance of the region for which the NEO has responsibility.

Long-Term Incentive Plans. The Compensation Committee believes that equity based long-term incentive compensation is a fundamental component of Mitel’s executives’ compensation program. Grants of options under our equity incentive plans assist us in retaining employees and attracting critical key talent by providing them with an opportunity for capital investment in the Corporation. In addition, the granting of options ensures that the interests of our executive officers are aligned with those of our Shareholders. Options are granted primarily based on the extent of the individual’s responsibility and performance and are also granted to attract new executive officers and to recognize job promotions.

The Chief Executive Officer recommends levels of option grants for the NEOs to the Compensation Committee based on skills, responsibilities and performance. Previous grants of options are also taken into consideration. The Compensation Committee approves grants of options after discussion and analysis of the material provided to it.

Fiscal 2014 Compensation. In addition to granting options, the Company intends to grant restricted share units as part of our NEO’s compensation structure in fiscal 2014. There have been no other changes made to our NEO’s compensation structure for fiscal 2014.

During the Transition Year, there were 695,000 options granted to the NEOs at strike prices ranging from $3.80 to $5.73 per share. During the Transition Year, there were 158,335 options exercised by the NEOs, at strike prices ranging from $3.75 to $4.22 per share. There are no loans or other indebtedness outstanding from us or from any of our subsidiaries to any of our executive officers nor has any executive officer received any financial assistance from us or any of our subsidiaries.

In accordance with our Insider Trading Policy, an NEO or director is not permitted to purchase financial instruments, including, for greater certainty, prepaid variable forward contracts, equity swaps, collars, or units of exchange funds, that are designed to hedge or offset a decrease in market value of equity securities granted as compensation or held, directly or indirectly, by the NEO or director

Performance Graph

The following graph compares the total cumulative return of a Shareholder who invested $100 in Mitel’s Common Shares at April 22, 2010 (the date Mitel became a public company (the “IPO Date”)) to December 31, 2013, with the total cumulative return of $100 on the S&P 500 Composite and the Nasdaq Composite Indices since the IPO Date.

	Apr 30/10	Apr 30/11	Apr 30/12	April 30/13	Dec 31/13
Mitel	85.10	37.80	33.93	25.00	72.07
S&P 500 Composite	98.20	112.80	115.66	132.18	165.80
Nasdaq Composite	97.70	114.10	120.93	132.14	152.93

The NEO compensation is not based on performance of the Corporation’s share price, and, therefore the NEO total compensation may not compare to the trend shown in the performance graph. Prior to fiscal 2012, our annual incentive plans for our NEOs were partially based on the financial performance of the Corporation. Starting fiscal 2013, annual performance incentive targets for our NEOs are primarily based on the financial performance of the Corporation in order to provide added incentive to our NEOs to focus on their respective roles within the Corporation and their ability to continue to strengthen the Corporation’s performance (see Annual or Short-term Incentive Plans above). We expect the same or similar criteria to be applied in respect of our NEOs for fiscal 2014.

The following table sets forth a summary of compensation paid during the Transition Year (“T2013”), fiscal years 2013 and 2012 (“F2013” and “F2012”) to our NEOs:

Summary Compensation Table

Name and Principal Position	Year	Salary ($)(1)	Non-equity annual incentive plan ($)	Option- based Awards(2) ($)	Pension Value(2) ($)	All Other Compensation ($)	Total($)
Richard D. McBee Chief Executive Officer and President (3)	T2013	440,000	813,600	131,250	—	12,000	1,396,85
	F2013	660,000	509,752	191,000	—	18,000	1,378,752
	F2012	600,000	414,472	—	—	18,000	1,032,472

Steven E. Spooner Chief Financial Officer(4)	T2013	281,258	286,650	1,147,500	2,813	7,706	1,725,927
	F2013	436,185	247,360	191,000	4,477	11,958	890,980
	F2012	423,215	294,327	225,000	4,352	11,950	958,844

Graham Bevington Executive Vice President, and Regional President (5)	T2013	160,668	129,202	52,500	16,978	14,064	373,412
	F2013	243,258	187,156	57,300	22,167	20,640	530,521
	F2012	207,038	171,214	75,000	18,012	16,550	487,814

Ronald G. Wellard Executive Vice President, General Manager, Mitel Products and Solutions(6)	T2013	213,833	139,640	70,000	2,138	6,622	432,233
	F2013	331,314	128,190	124,150	3,384	7,972	595,010
	F2012	308,698	161,362	150,000	3,167	7,966	631,193

Joseph A. Vitalone Executive Vice President and President Americas(7)	T2013	246,000	107,238	175,000	—	5,333	533,571
	F2013	25,231	10,000	—	—	667	35,898
	F2012	—	—	—	—	—	—

(1)	Compensation to Mr. Spooner and Mr. Wellard is paid in Canadian dollars, but converted to U.S. dollars at the average rate for the relevant period. The Canadian dollar salaries for Transition Year, fiscal 2013 and fiscal 2012 are as follows: Mr. Spooner (Transition Year – C$292,000, F2013 – C$438,000, F2012 – C$425,000) and Mr. Wellard (Transition Year – C$222,000, F2013 – C$333,000, F2012 – C$310,000).Compensation to Mr. Bevington is paid in British pounds sterling but converted to U.S. dollars at the average rate for the relevant period. The British pounds sterling earnings, base and commission, for Transition Year, fiscal 2013 and fiscal 2012 for Mr. Bevington are as follows: Transition Year - £102,667, F2013 - £154,000, F2012 - £130,000.
(2)	Pension value for Mr. Spooner and Mr. Wellard consists of contributions to defined contribution plan. Pension value for Mr. Bevington consists of contributions under a defined benefit plan up to November 2012, and contributions to a defined contribution plan thereafter.
(3)	Mr. McBee does not receive compensation in his role as a director. All Other Compensation for Mr. McBee is in respect of a car allowance.
(4)	All Other Compensation for Mr. Spooner is in respect of a car allowance.
(5)	All Other Compensation for Mr. Bevington is in respect of a car allowance.
(6)	All Other Compensation for Mr. Wellard is primarily in respect of a car allowance.
(7)	All Other Compensation for Mr. Vitalone is in respect of a car allowance.

17.	Stock Option and Other Compensation Plans

2014 Equity Incentive Plan

The Corporation intends to place before Shareholders at the Meeting, the 2014 Equity Incentive Plan (the “2014 Equity Incentive Plan”) for approval. The 2014 Equity Incentive Plan will have 8,900,000 Common Shares available for issuance through a variety of equity compensation awards including options, deferred share units, restricted stock units, performance share units and other share-based awards and has a term that will expire in 2024. It is intended that the 2014 Equity Incentive Plan will replace the 2006 Equity Incentive Plan (as defined below) which is due to expire in 2016. Other than the number of shares available for grant under the 2014 Equity Incentive Plan and the term of the 2014 Equity Incentive Plan, the 2014 Equity Incentive Plan is substantially similar to the 2006 Equity Incentive Plan. In particular, the 2006 Equity Incentive Plan contained an “evergreen” provision in which the number of Common shares authorized for issuance under the 2006 Equity Incentive Plan increased by 3% on each of March 5, 2011, 2012 and 2013. In contrast, the number of Common Shares authorized for issuance under the 2014 Equity Incentive Plan is fixed at 8,900,000 Common Shares. The 2014 Equity Incentive Plan will expire no later than 2024. See the description of the 2006 Equity Incentive Plan immediately below and “Business to be Transacted at the Meeting – Ordinary Resolution No. 1 – The 2014 Equity Incentive Plan” below for further details on the 2014 Equity Incentive Plan.

2006 Equity Incentive Plan

The Corporation adopted an equity incentive plan on September 7, 2006 (the “2006 Equity Incentive Plan”).

The 2006 Equity Incentive Plan provides that the Compensation Committee has the authority to determine the individuals to whom options will be granted, the number of Common Shares subject to option grants and other terms and conditions of option grants. Prior to March 5, 2010, the 2006 Equity Incentive Plan provided that, unless otherwise determined by the Compensation Committee, one-quarter of the Common Shares that an option holder is entitled to purchase become eligible for purchase on each of the first, second, third and fourth anniversaries of the date of grant, and that options expire on the fifth anniversary of the date of grant. The 2006 Equity Incentive Plan was amended on March 5, 2010 such that, unless otherwise determined by the Compensation Committee, any options granted after that date will vest as to one-sixteenth of the Common Shares that an option holder is entitled to purchase on the date which is three months after the date of grant and on each subsequent quarter, and that options expire on the seventh anniversary of the date of grant. The 2006 Equity Incentive Plan provides that in no event may an option remain exercisable beyond the tenth anniversary of the date of grant.

The 2006 Equity Incentive Plan provides flexibility and choice in the types of equity compensation awards, including options, deferred share units, restricted stock units, performance share units and other share-based awards. The principal purpose of the 2006 Equity Incentive Plan is to assist us in attracting, retaining and motivating employees, directors, officers and consultants through performance related incentives.

The initial aggregate number of Common Shares that could be issued under the 2006 Equity Incentive Plan and all other security-based compensation arrangements of the Corporation was 5,600,000 Common Shares (the “Initial Option Pool”) provided that an additional number of Common Shares of up to three percent of the number of Common Shares then outstanding could be added to such Initial Option Pool each year for three years starting on March 5, 2011. Effective on each of the first, second and third anniversary dates, the Option Pool was increased by 3% such that the total aggregate number of Common Shares that may be issued under the 2006 Equity Incentive Plan and all other security-based compensation arrangements of the Corporation was 10,406,469. Common Shares subject to outstanding awards under the 2006 Equity Incentive Plan which lapse, expire or are forfeited or terminated and will, subject to plan limitations, again become available for grants under this plan.

As of March 7, 2014, options to acquire 6,808,927 Common Shares were granted and outstanding under the 2006 Equity Incentive Plan. During the Transition Year, we granted options to acquire 1,665,143 Common Shares under the 2006 Equity Incentive Plan and options to acquire 802,048 Common Shares vested under the 2006 Equity Incentive Plan. If the 2014 Equity Incentive Plan is approved by Shareholders at the Meeting, the Corporation will no longer grant equity awards under the 2006 Equity Incentive Plan.

Inducement Options

On January 19, 2011, Richard McBee was granted stock options to acquire 515,175 Common Shares as a component of his employment compensation. These stock options were granted as an inducement material to his entering into employment with Mitel and will vest on the same vesting schedule as options granted under the 2006 Equity Incentive Plan. These options are outside of the pool of stock options available for grant under the 2006 Equity Incentive Plan and all other security-based compensation arrangements. As of March 7, 2014, all of these options were outstanding.

Total Options Outstanding

As of March 7, 2014, options to acquire 7,324,102 Common Shares under the 2006 Equity Inventive Plan and inducement options granted to Mr. McBee were issued and outstanding, representing in the aggregate approximately 7% of the Corporation’s outstanding Common Shares.

The following table sets out information in respect of our 2006 Equity Incentive Plan, inducement options and the proposed 2014 Equity Incentive Plan being placed before Shareholders at the Meeting as of December 31, 2013:

Plan Category(1)	Number of Securities to be issued upon exercise of outstanding options (a)		Weighted average exercise price of outstanding options (b)	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a)) (c)
2006 Equity Incentive Plan	6,723,231		$5.08	2,097,219	(2)
Inducement options	515,175	(3)	$5.16	N/A
2014 Equity Incentive Plan	N/A		N/A	8,900,000	(4)

(1)	The 2006 Equity Incentive Plan has been approved by Mitel Shareholders. The 2014 Equity Incentive Plan has not yet been approved by Shareholders. See “Business to be Transacted at the Meeting – Ordinary Resolution No. 1 – The 2014 Equity Incentive Plan”.
(2)	The aggregate number of Common Shares that may be issued under the 2006 Equity Incentive Plan and all other security-based compensation arrangements prior to the adoption of the proposed 2014 Equity Incentive Plan is 10,406,469 Common Shares.
(3)	The 515,175 inducement options remain outstanding as of March 25, 2014.
(4)	No equity awards have been made under the 2014 Equity Incentive Plan.

Options Outstanding for Executive Officers and Directors

The following table sets forth information regarding options for the purchase of Common Shares outstanding as of December 31, 2013 to our directors and NEOs. The closing price of the Common Shares on the Nasdaq on December 31, 2013 was $10.09 per share.

Name	Number of securities underlying unexercised options(1)	Vested Options	Unvested Options	Option Exercise Price	Option Expiration Date	Value of unexercised in-the-money options	Number of shares or units of shares that have not vested	Market or payout value of share-based awards that have not vested
Terence H. Matthews Chairman	9,438	9,438	—	$3.75	9-Jul-14	$59,836.92	—	$—
	69,549	69,549	—	$3.75	24-Sep-14	$440,940.66	—	$—
	52,295	52,295	—	$6.50	16-Sep-17	$187,739.05	—	$—
	12,124	12,124	—	$4.00	7-Jul-18	$73,835.16	—	$—
	20,500	20,500	—	$3.29	7-Sep-18	$139,400.00	—	$—
	17,350	17,350	—	$3.05	23-Dec-18	$122,144.00	—	$—
	17,350	17,350	—	$3.44	7-Mar-19	$115,377.50	—	$—
	18,338	18,338	—	$4.22	26-Jun-19	$107,644.06	—	$—
	18,450	18,450	—	$2.61	6-Sep-19	$138,006.00	—	$—
	18,038	18,038	—	$3.06	6-Dec-19	$126,807.14	—	$—
	18,313	18,313	—	$3.94	7-Mar-20	$112,624.95	—	$—
	18,313	18,313	—	$3.80	1-Jul-20	$115,188.77	—	$—
	16,290	16,290	—	$4.64	5-Sep-20	$88,780.50	—	$—
	10,146	10,146	—	$9.58	12-Dec-20	$5,174.46	—	$—

Peter C. Charbonneau Lead Director	19,253	19,253	—	$3.75	9-Jul-14	$122,064.02	—	$—
	19,126	19,126	—	$3.75	24-Sep-14	$121,258.84	—	$—
	32,668	32,668	—	$6.50	16-Sep-17	$117,278.12	—	$—
	20,441	20,441	—	$4.00	7-Jul-18	$124,485.69	—	$—
	10,083	10,083	—	$3.29	7-Sep-18	$68,564.40	—	$—
	8,756	8,756	—	$3.05	23-Dec-18	$61,642.24	—	$—
	8,756	8,756	—	$3.44	7-Mar-19	$58,227.40	—	$—
	10,550	10,550	—	$4.22	26-Jun-19	$61,928.50	—	$—
	10,544	10,544	—	$2.61	6-Sep-19	$78,869.12	—	$—
	10,819	10,819	—	$3.06	6-Dec-19	$76,057.57	—	$—
	10,338	10,338	—	$3.94	7-Mar-20	$63,578.70	—	$—
	10,338	10,338	—	$3.80	1-Jul-20	$65,026.02	—	$—
	6,782	6,782	—	$4.64	5-Sep-20	$36,961.90	—	$—
	4,960	4,960	—	$9.58	12-Dec-20	$2,529.60	—	$—

Benjamin H. Ball Director (2)	29,446	29,446	—	$3.75	9-Jul-14	$186,687.64	—	$—
	46,945	46,945	—	$3.75	24-Sep-14	$297,631.30	—	$—
	62,200	62,200	—	$6.50	16-Sep-17	$223,298.00	—	$—
	28,336	28,336	—	$4.00	7-Jul-18	$172,566.24	—	$—
	21,250	21,250	—	$3.29	7-Sep-18	$144,500.00	—	$—
	18,819	18,819	—	$3.05	23-Dec-18	$132,485.76	—	$—
	18,131	18,131	—	$3.44	7-Mar-19	$120,571.15	—	$—
	22,343	22,343	—	$4.22	26-Jun-19	$131,153.41	—	$—
	21,569	21,569	—	$2.61	6-Sep-19	$161,336.12	—	$—
	20,194	20,194	—	$3.06	6-Dec-19	$141,963.82	—	$—
	20,263	20,263	—	$3.94	7-Mar-20	$124,617.45	—	$—
	20,263	20,263	—	$3.80	1-Jul-20	$127,454.27	—	$—
	8,588	8,588	—	$4.64	5-Sep-20	$46,804.60	—	$—
	7,061	7,061	—	$9.58	12-Dec-20	$3,601.11	—	$—

Andrew Kowal Director (2)	29,446	29,446	—	$3.75	9-Jul-14	$186,687.64	—	$—
	46,945	46,945	—	$3.75	24-Sep-14	$297,631.30	—	$—
	62,200	62,200	—	$6.50	16-Sep-17	$223,298.00	—	$—
	28,336	28,336	—	$4.00	7-Jul-18	$172,566.24	—	$—
	21,250	21,250	—	$3.29	7-Sep-18	$144,500.00	—	$—
	18,819	18,819	—	$3.05	23-Dec-18	$132,485.76	—	$—
	18,131	18,131	—	$3.44	7-Mar-19	$120,571.15	—	$—
	22,343	22,343	—	$4.22	26-Jun-19	$131,153.41	—	$—
	21,569	21,569	—	$2.61	6-Sep-19	$161,336.12	—	$—
	20,194	20,194	—	$3.06	6-Dec-19	$141,963.82	—	$—
	20,263	20,263	—	$3.94	7-Mar-20	$124,617.45	—	$—
	20,263	20,263	—	$3.80	1-Jul-20	$127,454.27	—	$—
	8,588	8,588	—	$4.64	5-Sep-20	$46,804.60	—	$—
	7,061	7,061	—	$9.58	12-Dec-20	$3,601.11	—	$—

John McHugh Director	33,276	33,276	—	$6.50	16-Sep-17	$119,460.84	—	$—
	12,124	12,124	—	$4.00	7-Jul-18	$73,835.16	—	$—
	12,167	12,167	—	$3.29	7-Sep-18	$82,735.60	—	$—
	9,238	9,238	—	$3.05	23-Dec-18	$65,035.52	—	$—
	10,200	10,200	—	$3.44	7-Mar-19	$67,830.00	—	$—
	11,008	11,008	—	$4.22	26-Jun-19	$64,616.96	—	$—
	12,675	12,675	—	$2.61	6-Sep-19	$94,809.00	—	$—
	11,713	11,713	—	$3.06	6-Dec-19	$82,342.39	—	$—
	10,475	10,475	—	$3.94	7-Mar-20	$64,421.25	—	$—
	10,475	10,475	—	$3.80	1-Jul-20	$65,887.75	—	$—
	9,213	9,213	—	$4.64	5-Sep-20	$50,210.85	—	$—
	6,356	6,356	—	$9.58	12-Dec-20	$3,241.56	—	$—

David Williams (3) Director	—	—	—	$—	—	$—	—	$—

Richard D. McBee Chief Executive Officer and President	500,000	—	500,000	$5.16	19-Jan-16	$—	500,000	$2,465,000.00
	1,500,000	1,031,248	468,752	$5.16	19-Jan-18	$5,084,052.64	468,752	$2,310,947.36
	100,000	37,500	62,500	$4.22	26-Jun-19	$220,125.00	62,500	$366,875.00
	75,000	9,375	65,625	$3.80	1-Jul-20	$58,968.75	65,625	$412,781.25

Anthony Shen (3) Chief Operating Officer	—	—	—	$—	—	$—	—	$—

Francis Shen (3) Chief Strategy Officer	—	—	—	$—	—	$—	—	$—

Steven E. Spooner Chief Financial Officer	33,334	—	16,667	$3.75	26-May-14	$—	16,667	$105,668.78
	25,000	21,875	3,125	$8.79	15-Jul-17	$28,437.50	3,125	$4,062.50
	150,000	9,375	56,250	$4.00	7-Jul-18	$57,093.75	56,250	$342,562.50
	100,000	—	62,500	$4.22	26-Jun-19	$—	62,500	$366,875.00
	50,000	3,125	46,875	$3.80	1-Jul-20	$19,656.25	46,875	$294,843.75
	400,000	—	400,000	$5.73	9-Oct-20	$—	400,000	$1,744,000.00

Graham Bevington Executive Vice President and Regional President	16,668	—	8,334	$3.75	26-May-14	$—	8,334	$52,837.56
	30,000	26,250	3,750	$8.79	15-Jul-17	$34,125.00	3,750	$4,875.00
	50,000	31,250	18,750	$4.00	7-Jul-18	$190,312.50	18,750	$114,187.50
	30,000	11,250	18,750	$4.22	26-Jun-19	$66,037.50	18,750	$110,062.50
	30,000	3,750	26,250	$3.80	1-Jul-20	$23,587.50	26,250	$165,112.50

Joseph A. Vitalone Executive Vice President and President Americas	100,000	12,500	87,500	$3.80	1-Jul-20	$78,625.00	87,500	$550,375.00

Ronald G. Wellard Executive Vice President, General Manager, Mitel Products and Solutions	16,668	8,334	8,334	$3.75	26-May-14	$52,837.56	8,334	$52,837.56
	30,000	26,250	3,750	$8.79	15-Jul-17	$34,125.00	3,750	$4,875.00
	100,000	62,500	37,500	$4.00	7-Jul-18	$380,625.00	37,500	$228,375.00
	65,000	12,187	52,813	$4.22	26-Jun-19	$71,537.69	52,813	$310,012.31
	40,000	5,000	35,000	$3.80	1-Jul-20	$31,450.00	35,000	$220,150.00

(1)	Each stock option award was granted pursuant to our 2006 Equity Incentive Plan or, in the case of Mr. McBee, as an inducement (as described in note 5 below). All of these stock options are unexercised.
(2)	The stock options granted to Francisco Partners Management, LLC have been reflected next to the names of Mr. Ball and Mr. Kowal, who are partners of Francisco Partners Management, LLC. An aggregate of options to acquire 352,317 Common Shares are outstanding for Francisco Partners Management, LLC.
(3)	Mr. Williams, Mr. Anthony Shen and Mr. Francis Shen were appointed to the Board on January 31, 2014.
(4)	Represents performance-based stock options granted under the 2006 Equity Incentive Plan. The stock options vest as follows: 25% of the options vest on the trigger date and the remainder vest monthly over an 18-month period following the trigger date. The trigger date is defined as the date that is one month following the month in which the five-day average trading price of the Common Shares on the Nasdaq is equal to or greater than $16.80 per share. All unexercised options expire on the earlier of 24 months after the trigger date or five years from the date of grant.
(5)	515,175 of the stock options granted to Mr. McBee as a component of his employment compensation, have been granted as an inducement, material to his entering into employment with us. These inducement options will vest on the same vesting schedule as options granted under the 2006 Equity Incentive Plan. These options are outside of the pool of stock options available for grant under the 2006 Equity Incentive Plan and all other security-based compensation arrangements of the Corporation.
(6)	Represents performance-based stock options granted under the 2006 Equity Incentive Plan. The stock options vest as to 12.5% on each of the first, second, third and fourth anniversaries from the date of grant. The remaining 50% vest as follows: 12.5% of the options vest on the trigger date and the remainder vest monthly over an 18-month period following the issue date. The trigger date is defined as the date that is one month following the month in which the five-day average trading price of the Common Shares on the Nasdaq is equal to or greater than $16.80 per share. All unexercised options expire on the earlier of 24 months after the trigger date or five years from the date of grant.

Incentive Plan Awards – Value Vested or Earned During the Year

The following table lists, with respect to each of our NEOs and directors, the value of all option-based and share-based awards that have vested, and all non-equity incentive plan compensation earned, during the Transition Year.

Name (1)	Option-based awards - Value vested during the Transition Year ($)(2)	Non-equity incentive plan compensation - Value earned during the Transition Year($)(3)
Richard D. McBee	110,030	813,600
Steven E. Spooner	71,000	286,650
Ronald G. Wellard	47,501	139,640
Graham Bevington Joseph A. Vitalone	24,000 13,625	129,202 107,238

Benjamin H. Ball	282,422	—
Peter D. Charbonneau	165,209	—
Jean-Paul Cossart(4)	135,225	—
Andrew J. Kowal	282,422	—
Terence H. Matthews	353,829	—
John P. McHugh	143,443	—
Henry L. Perret(4)	104,968	—

(1)	Mr. Anthony Shen, Mr. Francis Shen and Mr. Williams were appointed to the Board on January 31, 2014.
(2)	Represents the total value of options that vested during the Transition Year. The values were calculated using the closing price of our Common Shares on the Nasdaq on the date the options vested (or if the option vested on a non-trading day, the next day that the shares traded.).
(3)	Represents the total value of annual cash incentive awards for the Transition Year. These amounts are also reported in the Summary Compensation Table.
(4)	Mr. Cossart and Mr. Perret resigned from the Board on January 31, 2014.

Pension and Retirement Plans

The Corporation maintains defined contribution pension plans that cover substantially all of our employees. We contribute to defined contribution pension plans based on a percentage, as specified in each plan, of a participating employee’s pensionable earnings.

The following table sets forth, for each of our NEOs, information regarding defined contribution pension plan amounts credited to or earned by each of them during or as at the end of the Transition Year.

Defined Contribution Plan Table

Name	Accumulated value at start of year ($)(1)	Compensatory($)	Non-compensatory($)	Accumulated value at year end ($)
Richard D. McBee	—	—	—	—
Steven E. Spooner	76,970	2,813	9,688	89,471
Graham Bevington	25,459	16,978	31,021	73,458
Ronald G. Wellard	40,017	2,138	2,746	44,901
Joseph A. Vitalone	—	—	—	—

(1)	The accumulated value at the start of the Transition Year may vary from the accumulated value at the end of April 30, 2013 (the date that used to be fiscal year end) due to the fluctuation in foreign exchange rates.

There were no material accrued obligations at the end of the Transition Year pursuant to our defined contribution pension plans.

We currently maintain a defined benefit pension plan for certain of our past and present employees in the United Kingdom. The plan was closed to new employees in June 2001. The plan was closed to new service in November 2012. The defined benefit plan provides pension benefits based on length of service up to November 2012 and final average earnings. The pension costs are actuarially determined using the projected benefits method pro-rated on services and management’s best estimate of the effect of future events. Pension plan assets are valued at fair value. As of December 31, 2013, the $226.4 million projected benefit obligation exceeded the fair value of the defined benefit plan assets of $169.1 million, resulting in a pension liability of $57.3 million.

Defined Benefits Plan Table

Name	Number of years credited service	Annual benefits payable		Accrued obligation at start of fiscal year ($)	Compensatory change ($)	Non- compensatory change ($)	Accrued obligation at fiscal year end ($)
		At year end ($)	At age 65 ($)
Graham Bevington	13 years	42,221	42,221	769,753	—	(37,709)	732,044

For the purposes of the pension plan in the United Kingdom, the age of retirement is 65 years. There are provisions for early retirement starting at 55 years with the benefit decreasing for each of the years retired before 65 years. This value is determined by the plan actuary. There is no policy for granting additional years of service or additional credit of service. In November 2012, the defined benefit plan was closed to new service. Since November 2012, Mr. Bevington receives amounts under a defined contribution plan, as disclosed above.

18.	Employment Agreements, Termination and Change of Control

Employment Agreements

Richard D. McBee. Rich McBee is employed as our CEO and President. Effective as of January 13, 2011, we executed an Employment Agreement with Mr. McBee. Mr. McBee is employed for an indefinite term, subject to termination in accordance with the terms of his employment agreement. If Mr. McBee’s employment is terminated by us without cause, or if, in the event of a “change of control” (as such term is defined in his employment agreement) of the Corporation we either terminate Mr. McBee’s employment without cause or Mr. McBee ends his employment relationship with us, in either case within 12 months of such change of control, he will receive a severance payment totaling 24 months’ salary and bonus compensation (paid over a 24-month period), plus benefit continuation and, except in the event of a change of control, continued vesting of options for the same period. For the Transition Year, Mr. McBee received an annualized base salary of $660,000, stock options, a monthly car allowance of $1,500, fuel and maintenance reimbursement for one vehicle and he participated in our standard employee benefit plans. Mr. McBee was also entitled to receive an annual targeted bonus payment of 120% of base salary, dependent upon the achievement of business goals and subject to the approval of the Compensation Committee. Mr. McBee’s employment agreement contains provisions addressing confidentiality, non-disclosure, non-competition and ownership of intellectual property.

Steven E. Spooner. Steve Spooner is employed as our CFO, reporting to our President and CEO. Effective as of March 12, 2010, we executed an Amended and Restated Employment Agreement with Mr. Spooner under which he is employed for an indefinite term, subject to termination in accordance with its terms. If Mr. Spooner’s employment is terminated by us without cause, or if, in the event of a “change of control” (as such term is defined in his employment agreement) of the Corporation we either terminate Mr. Spooner’s employment without cause or Mr. Spooner ends his employment relationship with us, in either case within 12 months of such change of control, he will receive a severance payment totaling 18 months’ salary and bonus compensation (paid over an 18-month period), plus benefit continuation and, except in the event of a change of control, continued vesting of options for the same period. Upon death or disability, Mr. Spooner is entitled to a lump sum payment of one year’s total salary plus bonus and, in addition, accelerated vesting of 25% of any remaining unvested options. For the Transition Year, Mr. Spooner received an annualized base salary of C$438,000, stock options, a monthly car allowance of C$1,000, fuel and maintenance reimbursement for one vehicle and he participated in our standard employee benefit plans. Mr. Spooner is also entitled to receive an annual bonus payment in an amount determined by the Compensation Committee, in its sole discretion. Mr. Spooner’s employment agreement contains provisions addressing confidentiality, non-disclosure, non-competition and ownership of intellectual property.

Graham Bevington. Graham Bevington is employed as our Executive Vice President and Regional President, reporting to our President and CEO. Mr. Bevington is employed for an indefinite term, subject to termination in accordance with the terms of his employment letter agreement, as amended. If Mr. Bevington is terminated without cause, he will receive a severance payment totaling a minimum of six months’ notice of termination. For the Transition Year, Mr. Bevington received an annualized base salary of £154,000, stock options, a monthly car allowance of £866, fuel and maintenance reimbursement for one vehicle and he participated in our standard employee benefit plans. Mr. Bevington is also entitled to receive an annual bonus payment related to his achievement of defined targets. Mr. Bevington’s employment agreement contains provisions addressing confidentiality, non-disclosure, non-competition and ownership of intellectual property.

Ronald G. Wellard. Ron Wellard is employed as our Executive Vice President, General Manager, Mitel Products and Solutions, reporting to the President and CEO. Effective as of March 12, 2010, we executed an Amended and Restated Employment Agreement with Mr. Wellard. Mr. Wellard is employed for an indefinite term, subject to termination in accordance with the terms of his employment agreement, as amended. If Mr. Wellard’s employment is terminated by us without cause, or if, in the event of a “change of control” (as such term is defined in his employment agreement) of the Corporation we either terminate Mr. Wellard’s employment without cause or Mr. Wellard ends his employment relationship with us for “Good Reason” (as that term is defined in his employment agreement), in either case within 12 months of such change of control, he will receive a severance payment totaling 12 months’ salary and bonus compensation (paid over an 12-month period), plus benefit continuation and, except in the event of a change of control, continued vesting of options for the same period. Upon death or disability, Mr. Wellard is entitled to a lump sum payment of one year’s total salary plus bonus and, in addition, accelerated vesting of 25% of any remaining unvested options. For the Transition Year, Mr. Wellard received an annualized base salary of C$333,000, stock options, a monthly car allowance of C$667, fuel and maintenance reimbursement for one vehicle and he participates in our standard employee benefit plans. Mr. Wellard is also entitled to receive an annual bonus payment in an amount determined by the Compensation Committee, in its sole discretion. Mr. Wellard’s employment agreement contains provisions addressing confidentiality, non-disclosure, non-competition and ownership of intellectual property.

Joseph A. Vitalone. Joseph Vitalone is employed as our Executive Vice President and President Americas, reporting to the President and CEO. Mr. Vitalone is employed for an indefinite term, subject to termination in accordance with the terms of his employment agreement. If Mr. Vitalone’s employment is terminated by us without cause, he will receive a severance payment totaling 12 months’ salary and bonus compensation (paid over a 12-month period), plus benefit continuation. For the Transition Year, Mr. Vitalone received an annualized base salary of $328,000, stock options, a monthly car allowance of $667, fuel and maintenance reimbursement for one vehicle and is also entitled to receive an annual bonus payment related to his achievement of defined targets.

Potential Payments upon Termination or Change of Control

Information regarding payments to our NEOs in the event of a termination or a change in control may be found in the table below. This table sets forth the estimated amount of payments each NEO would be entitled to receive upon the occurrence of the indicated event, assuming that the event occurred on December 31, 2013 and using average exchange rates for the Transition Year. The salary payments are calculated based on the salaries stated in the employment agreements of each NEO as of December 31, 2013. Amounts potentially payable under plans which are generally available to all salaried employees, such as health, life and disability insurance, are excluded from the table. Actual payments made at any future date may vary, including the amount the NEO would have accrued under the applicable benefit or compensation plan as well as the price of the common shares.

In the event of retirement, resignation or termination for cause, no salary, benefits or other compensation is payable to a NEO beyond the last effective date of employment and the NEO would only be entitled to exercise options that had already vested or would continue to vest in accordance with the 2006 Equity Incentive Plan.

Potential Payments upon Termination or Change of Control

	Termination without Cause		Change of Control
Name	Salary and Bonus(1) (2)	Equity Vesting(4)	Salary and Bonus(1)(2)	Equity Vesting(5)
Richard D. McBee	$2,985,200	$8,173,981	$2,985,200	$6,024,557
Steven E. Spooner	$1,111,614	$1,149,125	$1,111,614	$111,031
Graham Bevington (3)	$481,368	$369,338	$431,368	$326,388
Ronald G. Wellard	$528,736	$850,906	$528,736	$609,363
Joseph A. Vitalone	$488,857	$78,625	$488,857	$80,750

(1)	See Section 16 – “Summary Compensation Table” for the salary and bonus payments used in calculating payments on termination without cause or change of control.
(2)	In addition, upon termination without cause or a change of control resulting in termination, each NEO would be entitled to:

•	benefit continuation during the severance or notice periods, as applicable, or where not available, a cash payment in-lieu,

•	a payment equal to car allowance over the applicable period, and

•	in respect of pension, an amount equal to the employer contribution over the applicable period.

In the event of a change of control without termination, each NEO would only be entitled to the indicated payments under “Change of Control” – “Equity Vesting”. No payments for salary or bonus would be payable.

(3)	Mr. Bevington is not subject to the terms and conditions of an executive employment agreement. Payments for salary and bonus are based on the terms of a letter agreement which specifies that each party must provide not less than six months notice of termination of employment, or such longer period as may be provided for pursuant to the Employment Protection (Consolidation) Act 1978.
(4)	The amounts related to stock options and other equity awards are based upon the fair market value of the Common Shares of $10.09 per share as reported on the Nasdaq on December 31, 2013, the last trading day of the Corporation’s Transition Year.
(5)	Upon a change of control, all vested options are paid out at the change of control price. The amounts related to stock options and other equity awards are based upon a value of the Common Shares of $9.56 per share (change of control price), which is the highest per share price in the 5 trading days prior to December 31, 2013 as reported on the Nasdaq, as required by the 2006 Equity Incentive Plan.

D.	INTEREST OF MANAGEMENT, NOMINEES AND OTHERS IN MATERIAL TRANSACTIONS

19.	Transactions Involving Related Parties

The Audit Committee of the Board reviews and approves related party transactions between the Corporation and persons or entities that are deemed to be related parties to the Corporation to ensure that the terms are fair and reasonable to the Corporation and to ensure that corporate opportunities are not usurped. The Audit Committee provides a report to the Board that includes:

•	a summary of the nature of the relationship with the related party and the significant commercial terms of the transaction, such as price and total value;

•	the parties to the transaction;

•	an outline of the benefits to the Corporation of the transaction;

•	whether terms are at market and whether they were negotiated at arm’s length; and

•	for related party transactions involving our officers or directors, whether there has been any loss of a corporate opportunity.

20.	Kanata Research Park Corporation

We lease our Ottawa-based headquarters facilities from Kanata Research Park Corporation, a corporation wholly-owned by our chairman, Dr. Matthews. We negotiated the lease in October 2010 under terms and conditions that management believes reflected then-current market rates. The lease had an initial term of five years and three months ending on February 15, 2016 and could be renewed at our option for an additional five year term. In November 2013, the Company amended the lease for the Ottawa-based headquarter facilities. The amendment did not result in any material changes to the terms of the lease, other than the extension of the lease term for an additional five years, two months, such that the lease term now expires on April 30, 2021. Mitel has also been granted an option to extend the lease term for an additional five year period, at then-current market rates. The lease contains property reinstatement terms which have not been accrued at this time as the amount is not estimable. The lease contains certain changes in the rental rate over the term of the lease. During the Transition Year, we recorded lease payments for base rent and operating costs of $3.5 million. At December 31, 2013, balances payable relating to the lease totalled nil.

21.	Other Parties Related to Dr. Matthews

We have entered into technology transfer, technology licensing and distribution agreements with certain companies related to Dr. Matthews under terms reflecting what management believes were prevailing market conditions at the time the agreements were entered into. These companies develop technology that we integrate with, distribute or sell alone or as part of our own products. In the normal course of business, we may enter into purchase and sale transactions with other companies related to Dr. Matthews under terms reflecting what management believes are then-prevailing market conditions.

We paid $1.0 million for the option to invest in a company based in India, over which company the Matthews Group has significant influence. Sales to and purchases from this company, arising in the normal course of business, were $0.2 million and $0.1 million, respectively in the Transition Year. In addition, we made sales to and purchases from other companies related to the Matthews Group, arising in the normal course of business, of $0.6 million and $1.2 million, respectively in the Transition Year. The balances receivable and payable at December 31, 2013 as a result of all of these transactions were $1.1 million and $0.6 million, respectively.

22.	Registration Rights

In connection with the financing of the acquisition of Inter-Tel in 2007, the Corporation entered into a registration rights agreement dated August 16, 2007 (the “Registration Rights Agreement”) with a number of its Shareholders, including the Francisco Partners Group, Morgan Stanley Principal Investments Inc., EdgeStone, Dr. Matthews and Wesley Clover Corporation (now known as Kanata Research Park Corporation). The Registration Rights Agreement was amended and restated as of the date of closing of our initial public offering in 2010. The Registration Rights Agreement provides for the registration of the shares held by such Shareholders under the securities laws of the United States and/or the qualification for distribution of the shares held by such Shareholders under the securities laws of the provinces and territories of Canada. Mr. Ball and Mr. Kowal are both partners of Francisco Partners Management, LLC. Dr. Matthews is the Chairman of the Board.

23.	Shareholders’ Agreement

Mitel, the Francisco Partners Group and the Matthews Group, are parties to a shareholders’ agreement (the “Shareholders’ Agreement”) which became effective at the closing of our initial public offering in 2010. The Shareholders’ Agreement covers matters of corporate governance, restrictions on transfer of Common Shares and information rights.

Board Nomination Rights

Pursuant to the terms of the Shareholders’ Agreement, the Francisco Partners Group is entitled to nominate three members of the Board, the Matthews Group is entitled to nominate two members of the Board, and the number of directors is to consist of no more than 10 members. The Shareholders’ Agreement provides that so long as the Francisco Partners Group beneficially owns at least 15% of our outstanding Common Shares, the Francisco Partners Group may nominate three members of the Board; that so long as the Francisco Partners Group beneficially owns at least 10% of our outstanding Common Shares, the Francisco Partners Group may nominate two members of the Board; and that so long as the Francisco Partners Group beneficially owns at least 5% of our outstanding Common Shares, the Francisco Partners Group may nominate one member of the Board. The Shareholders’ Agreement also provides that so long as the Matthews Group beneficially owns at least 10% of our outstanding Common Shares, the Matthews Group may nominate two members of the Board; and that so long as the Matthews Group beneficially owns at least 5% of our outstanding Common Shares, the Matthews Group may nominate one member of the Board. The Shareholders’ Agreement also provides that each of the Francisco Partners Group and the Matthews Group, to the extent they beneficially own at least 5% of our outstanding Common Shares, will nominate our Chief Executive

Officer to serve as a member of the Board. Each of the Francisco Partners Group and the Matthews Group will lose its respective right to nominate any Board members upon such party holding or controlling less than 5% of our outstanding Common Shares. Each of the Francisco Partners Group and the Matthews Group agree to vote their shares in favour of the election or removal of the other party’s nominees.

Committee Representation

The Shareholders’ Agreement provides that, for so long as the Francisco Partners Group beneficially owns at least 10% of our outstanding Common Shares, unless prohibited by U.S. federal securities laws or the Nasdaq rules, the Francisco Partners Group is entitled to designate one member of each committee of the Board, other than the Audit Committee.

Special Approval Rights of the Francisco Partners Group

The Shareholders’ Agreement provides that the Corporation may not take certain significant actions without the approval of the Francisco Partners Group, so long as the Francisco Partners Group owns at least 15% of our outstanding Common Shares. These actions include:

•	amendments to the Corporation’s articles or by-laws;

•	issuance of any securities that are senior to the Common Shares in respect of dividend, liquidation preference or other rights and privileges;

•	issuance of equity securities or rights, options or warrants to purchase equity securities, with certain exceptions where we issue securities pursuant to our 2006 Equity Incentive Plan, in connection with acquisitions that involve the issuance of less than $25 million of our securities, upon the conversion of currently outstanding warrants, as consideration paid to consultants for services provided to us, or in connection with technology licensing or other non-equity interim financing transactions;

•	declaring or paying any dividends or making any distribution or return of capital, whether in cash, in stock or in specie, on any equity securities;

•	incurring, assuming or otherwise becoming liable for debt obligations, incurring additional indebtedness in connection with our leasing program, or incurring up to $50 million in new indebtedness;

•	mergers, acquisitions, sales of assets or material subsidiaries, or the entering into any joint venture, partnership or similar arrangement that have a value of more than $25 million per such transaction;

•	any change in the number of directors that comprise the Board;

•	an amalgamation, merger or other corporate reorganization by the Corporation with or into any other corporation (other than a short-form amalgamation with a wholly-owned subsidiary); or an agreement to sell or sale of all or substantially all of our assets or other transaction that has the effect of a change of control of the Corporation; and

•	any liquidation, winding up, dissolution or bankruptcy or other distribution of our assets to our Shareholders.

All of the provisions of the Shareholders’ Agreement are expressly subject to any requirements as to governance imposed by applicable securities laws and by any exchange on which our securities are listed.

Information Rights

So long as any party to the Shareholders’ Agreement holds at least 10% of our outstanding Common Shares, such Shareholder will have the right to receive from the Corporation monthly consolidated financial results, copies of all other financial statements, reports or projections, and material information provided to our lenders, and such additional information regarding its financial position or business as such Shareholder reasonably requests.

Restrictions on Transfer of our Common Shares

Until such time as a party to the Shareholders’ Agreement holds less than 5% of our outstanding Common Shares, Common Shares held by such Shareholder shall only be transferrable pursuant to (i) a tag-along or drag-along sale, (ii) a permitted transferee and among the parties to the Shareholders’ Agreement, (iii) transfers in broker’s sales in accordance with Rule 144 under the Securities Act (including its volume and manner of sale limitations) and (iv) pursuant to a registration statement provided for in the Registration Rights Agreement.

The Francisco Partners Group, so long as it owns or controls at least 10% of our outstanding Common Shares, is entitled to drag the other parties to the Shareholders’ Agreement into a non-affiliated change of control transaction if 50.1% of our outstanding Common Shares have voted in favour of that transaction or tendered into it. Notwithstanding the foregoing, the Francisco Partners Group’s drag along rights do not apply at any time that the Matthews Group owns or controls a greater percentage of our outstanding Common Shares than the Francisco Partners Group.

Also, until such time as the Francisco Partners Group has sold or transferred $281.3 million of Common Shares pursuant to a registration statement or no longer owns at least 10% of our outstanding Common Shares, the Matthews Group may not sell or transfer more than an aggregate of $50 million of Common Shares (measured in gross proceeds and taking into account sales made under Rule 144 under the Securities Act) pursuant to a registration statement. This provision expires automatically on April 27, 2015.

E.	BUSINESS TO BE TRANSACTED AT THE MEETING

24.	Financial Statements

The consolidated financial statements of the Corporation for the Transition Year have been provided to Shareholders on Form 10-K/T, which is included with these proxy materials and is available on our website at http://investor.mitel.com, as well as at www.sec.gov and www.sedar.com. In accordance with the provisions of the CBCA, the financial statements will not be the subject of any vote at the Meeting.

25.	Annual Resolution No. 1 – Election of Directors

The articles of the Corporation provide for a board of directors of not less than three directors and not more than 15 directors to be elected annually, with the fixed number of directors within such range authorized by the directors of the Corporation from time to time. The directors of the Corporation have fixed the number of directors at nine and there are nine directors being nominated. Each director who is elected will hold office until the next annual meeting of Shareholders, or until a successor is duly elected or appointed, unless the office is earlier vacated in accordance with the by-laws of the Corporation, the CBCA or the Shareholders’ Agreement (as defined and discussed above under the heading “Interest of Management, Nominees and Others in Material Transactions”).

Each of the nominees proposed for election in this proxy circular is currently an incumbent director. Pursuant to the Shareholders’ Agreement, the Board must be comprised of no more than ten members with the Francisco Partners Group entitled to nominate three directors to the Board as long as it beneficially owns more than 15% of the outstanding Common Shares and the Matthews Group entitled to nominate two directors to the Board as long as it beneficially owns more than 10% of the outstanding Common Shares. In addition, as long as each of the Francisco Partners Group and the Matthews Group beneficially owns at least 5% of the outstanding Common Shares, they have agreed to nominate the Chief Executive Officer of the Corporation to the Board. Francisco Partners currently has two nominees, being Benjamin H. Ball and Andrew J. Kowal. Terence H. Matthews and Peter D. Charbonneau are nominees of the Matthews Group. The parties to the Shareholders’ Agreement agreed, among other matters, to act and vote from time to time so that, on any election of directors by the Shareholders of the Corporation, the nominees of the Francisco Partners Group and the Matthews Group and the Chief Executive Officer (or equivalent) are elected.

Majority Vote for Directors

We have adopted a majority voting policy for the election of directors. If a director standing for election or re-election receives more withheld votes (a “Majority Withheld Vote”) than for votes, he must offer to resign. Directors other than those who received a Majority Withheld Vote at the same meeting will consider whether to accept or reject the resignation. The Board will announce its decision by way of press release within 90 days of the Meeting.

The persons named in the form of proxy will, unless a Shareholder has instructed that the Common Shares it represents be WITHHELD from voting in respect of the election of directors or unless someone else is appointed as proxy holder, be voted FOR the election of the nominees for director listed below. In the event a nominee is unable or unwilling to serve, an event that management has no reason to believe will occur, the persons named in the form of proxy will vote for a substitute nominee in accordance with his or her best judgment.

The following table sets forth the name of each person nominated for election as a director; the period or periods of service as a director; the principal occupation, business or employment, and all positions with the Corporation and any significant affiliate of ours, within the preceding five years, as well as the number of shares beneficially owned or over which control or direction is exercised. All of the listed nominees currently serve as directors of the Corporation.

Name and Municipality of Residence	Principal Occupation	Shares Beneficially Owned or Controlled(1)
Dr. Terence H. Matthews Ottawa, Ontario, Canada Director since February 16, 2001; Member of the Nominating and Corporate Governance Committee	Chairman, Wesley Clover International Corporation; Chairman of the Board of March Networks Corporation from June 2000 to April 2012; Chairman and/or Director of a number of other companies.	12,080,610 Common Shares

Richard D. McBee Dallas, Texas, U.S.A. Director since January 19, 2011	Chief Executive Officer and President of the Corporation since January 2011. Prior to joining the Corporation, President of the Communications & Enterprise Group of Danaher Corporation since 2007; prior to that he held various positions with Tektronix over a fifteen year period.	60,000 Common Shares

Benjamin H. Ball San Francisco, California, U.S.A. Director since October 23, 2007; Chair of the Compensation Committee; Member of the Nominating and Corporate Governance Committee	Managing Director of Francisco Partners L.P. since August 1999.	— (2)

Peter D. Charbonneau Ottawa, Ontario, Canada Director since February 16, 2001; Chair of the Audit Committee; Chair of the Nominating and Corporate Governance Committee	General Partner of Skypoint Capital Corporation since January 2001.	35,963 Common Shares

Name and Municipality of Residence	Principal Occupation	Shares Beneficially Owned or Controlled(1)
Andrew J. Kowal San Francisco, California, U.S.A. Director since July 2, 2009; Member of the Nominating and Corporate Governance Committee	Partner of Francisco Partners L.P. since 2001.	— (2)

John P. McHugh Newcastle, California, U.S.A. Director since March 12, 2010; Member of the Audit Committee and of the Nominating and Corporate Governance Committee	General Manager and Senior Vice President, Commercial Business Unit at NETGEAR, Inc. since July 2013; prior to that, he was Chief Marketing Officer of Brocade Communications; prior to that, he was Vice President and General Manager of Nortel Networks Limited’s Enterprise Network Solutions Business Unit.	—

Anthony P. Shen Toronto, Ontario, Canada Director since January 31, 2014	Chief Operating Officer of the Corporation since January 31, 2014. Prior to that President and co-Chief Executive Officer of Aastra since 2005.	1,835,394 Common Shares

Francis N. Shen Toronto, Ontario, Canada Director since January 31, 2014	Chief Strategy Officer of the Corporation since January 31, 2014. Prior to that Chairman and co-Chief Executive Officer of Aastra since 2005.	5,197,719 Common Shares

David M. Williams Toronto, Ontario, Canada Director since January 31, 2014; Member of the Audit Committee, Compensation Committee and the Nominating and Corporate Governance Committee	Independent Corporate Director of several Canadian companies including Shoppers Drug Mart Corporation, Canadian Apartment Properties REIT, Chairman of Toronto Hydro Corporation and lead Director of Mattamy Homes Corporation. Interim President and Chief Executive Officer of Shoppers Drug Mart Corporation from February 2011 to November 2011.	86,400 Common Shares

(1)	Certain spouses of nominees own Common Shares. The relevant nominees disclaim beneficial ownership of such Common Shares.
(2)	Certain funds managed by Francisco Partners II, L.P., of which Mr. Ball and Mr. Kowal are Principals, own or control, directly or indirectly, 20,518,409 Common Shares.

Cease Trade Orders, Bankruptcies, Penalties or Sanctions.

Skypoint Capital Corporation invests in new ventures that may involve risks. As a result, Mr. Charbonneau was a director of Metconnex Inc., which went into receivership in 2006 and was a director of Trellia Networks Corporation, which filed a proposal under the Canadian Bankruptcy and Insolvency Act that was accepted by the Courts in February 2011.

Similarly, Francisco Partners L.P. invests in new ventures in early stages which involves risk and, as a result, Mr. Kowal served as a director of MagnaChip Semiconductor LLC which filed for bankruptcy protection in the U.S. Bankruptcy Court of the District of Delaware in June 2009.

Mr. McHugh took a position as Vice President and General Manager of the Enterprise Data Networking Product Unit for Nortel Networks in December 2008. In January 2009, Nortel Networks filed for Chapter 11 bankruptcy protection in Canada, the United States and the United Kingdom.

No other director has, in the past 10 years, been an officer or director of a company that has become bankrupt, made a proposal under any legislation relating to bankruptcy or insolvency or was subject to or instituted any proceedings, arrangement or compromise with creditors or had a receiver, receiver manager or trustee appointed to hold its assets.

None of the directors have been a director or officer of a company in the last 10 years that is or was subject to a cease trade order, an order similar to a cease trade order or an order that denied such company access to any exemption under securities legislation.

None of the directors have, in the last 10 years, become bankrupt, made a proposal under any legislation relating to bankruptcy or insolvency, or become subject to or instituted any proceedings, arrangement or compromise with creditors, or had a receiver, receiver manager or trustee appointed to hold their assets.

None of the directors have been subject to any penalties or sanctions imposed by a court relating to securities legislation or by a securities regulatory authority or have entered into a settlement agreement with a securities regulatory authority or any other penalties or sanctions imposed by a court or regulatory body.

26.	Annual Resolution No. 2 – Appointment and Remuneration of Auditors

Appointment of Auditors

On the recommendation of the Audit Committee, management proposes to present a resolution (“Annual Resolution No. 2”) to appoint Deloitte LLP, Chartered Accountants, Ottawa, Ontario, as auditors of the Corporation for the fiscal year ending December 31, 2014 to hold office until the close of the next annual meeting of Shareholders and to authorize the directors to determine and fix the remuneration of the auditors. Deloitte LLP was first appointed auditors of the Corporation on December 4, 2001.

Remuneration of Auditors

In the past, the Audit Committee has negotiated with the auditors of the Corporation on an arm’s length basis for the purpose of determining the fees to be paid to the auditors. Such fees have been based upon the complexity of the matters in question and the time incurred by the auditors. Management believes that the fees negotiated in the past with the auditors of the Corporation were reasonable in the circumstances and would be comparable to fees charged by other auditors providing similar services.

The persons named in the form of proxy will, unless a Shareholder has instructed that the shares it represents be WITHHELD from voting in respect of the appointment of auditors or someone else is appointed as proxy holder, be voted FOR the appointment of Deloitte LLP as auditors of the Corporation and to authorize the directors to determine and fix the remuneration of the auditors.

27.	Ordinary Resolution No. 1 – The 2014 Equity Incentive Plan

On March 25, 2014, the Board approved, subject to shareholder approval at the Meeting, the 2014 Equity Incentive Plan. The principal purpose of the 2014 Equity Incentive Plan is to assist us in attracting, retaining and motivating key employees, directors, officers and consultants of the Corporation and its subsidiaries through performance related incentives and thereby advancing the interests of the Company and its shareholders. It is intended that the 2014 Equity Incentive Plan replace Mitel’s existing equity incentive plan, the 2006 Equity Incentive Plan, which is due to expire in 2016. Of the aggregate 8,596,418 Common Shares issuable under the 2006 Equity Incentive Plan, a total of 6,808,927 Common Shares have been issued or are issuable under previously granted awards. Accordingly, there are only 1,787,491 Common Shares available for future awards under the 2006 Equity Incentive Plan. Rather than amending the 2006 Equity Incentive Plan to extend the term and to replenish the pool of Common Shares available for future awards, the Corporation wishes to adopt the 2014 Equity Incentive Plan, as described below.

The 2014 Equity Incentive Plan is substantially similar to the 2006 Equity Incentive Plan, except that the number of Common Shares available for grant under the 2014 Equity Incentive Plan has been fixed at 8,900,000 Common Shares and the term of the 2014 Equity Incentive Plan will run until 2024. Certain other housekeeping changes have been made to the 2014 Equity Incentive Plan.

The TSX has conditionally approved the 2014 Equity Incentive Plan, subject to shareholder approval. The following is a summary of the 2014 Equity Incentive Plan and is qualified in its entirety by the full text of the 2014 Equity Incentive Plan, a copy of which is included as Appendix C-1 to this Circular.

Shares Subject to the 2014 Equity Incentive Plan

The maximum number of Common Shares available for issuance under the 2014 Equity Incentive Plan is fixed at 8,900,000 Common Shares, which represents approximately 9% of the issued and outstanding Common Shares of the Corporation as of March 7, 2014. The number of Common Shares issuable to insiders under the 2014 Equity Incentive Plan and all other security-based compensation arrangements cannot exceed 10% of the issued and outstanding Common Shares at any time. The number of Common Shares issued to insiders within any one year period under the 2014 Equity Incentive Plan and all other security-based compensation arrangements cannot exceed 10% of the issued and outstanding Common Shares.

If any Common Shares subject to an award are forfeited, cancelled, exchanged or surrendered, or if an award terminates or expires without a distribution of Common Shares to the participant, the Common Shares with respect to the award shall, to the extent of any such forfeiture, cancellation, exchange, surrender, termination or expiration, again be available for awards under the 2014 Equity Incentive Plan.

Any awards that have been granted pursuant to the 2006 Equity Incentive Plan but that have not yet vested or been exercised will continue to be governed by the 2006 Equity Incentive Plan until their expiration or termination pursuant to the terms of the 2006 Equity Incentive Plan.

As of the date hereof, the Board has not granted any awards under the 2014 Equity Incentive Plan.

Administration of the 2014 Equity Incentive Plan

The 2014 Equity Incentive Plan will be administered by the Board in its discretion. The Board may, from time to time, delegate its powers under the 2014 Equity Incentive Plan to a committee (the “Committee”). To the extent required for employees subject to Section 162(m) of the U.S. Internal Revenue Code of 1986 (the “Code”), as amended from time to time, the Committee will be composed of two or more directors of Mitel, each of whom is an “outside director” to comply with the applicable requirements of Section 162(m) of the Code and Section 16 of the U.S. Securities Act of 1934.

The Board will determine which employees, directors, officers or consultants are eligible to receive awards under the 2014 Equity Incentive Plan. In addition, the Board will interpret the 2014 Equity Incentive Plan and may adopt administrative rules, regulations, procedures and guidelines governing the 2014 Equity Incentive Plan or any awards granted under the 2014 Equity Incentive Plan as it deems to be appropriate.

Types of Awards

The following types of awards may be made under the 2014 Equity Incentive Plan: non-qualified stock options, incentive stock options, deferred share units, restricted share units, performance share units or any other share-based award. All of the awards described below are subject to the conditions, limitations, restrictions, exercise price, vesting and forfeiture provisions determined by the Committee, in its sole discretion, subject to such limitations provided in the 2014 Equity Incentive Plan. In addition, subject to the limitations provided in the 2014 Equity Incentive Plan and in accordance with applicable law, the Committee may accelerate or defer the vesting or payment of awards, cancel or modify outstanding awards, and waive any condition imposed with respect to awards or Common Shares issued pursuant to awards.

Non-Qualified Stock Options

An award of a non-qualified stock option grants a participant the right to purchase a certain number of Common Shares during a specified term in the future, after a vesting period, at an exercise price equal to at least 100% of the Fair Market Value (as defined below) of our Common Shares on the grant date. The “Fair Market Value” of Common Shares as of a particular date shall generally mean the closing price per Common Share on the national securities exchange on which the Common Shares are principally traded on such date (or if the Common Shares did not trade on an exchange on such day, the average bid and ask prices of such Common Shares at the closing of trading on such day). Currently, our Common Shares are principally traded on the Nasdaq.

Unless otherwise specified by the Board or the Committee at the time of granting an option and except as otherwise provided in the 2014 Equity Incentive Plan, each option will vest and be exercisable as to one-sixteenth of the Common Shares which are subject to the option, beginning on the date which is three (3) months after the date of grant and thereafter in subsequent one-sixteenth portions quarterly on each subsequent three-month anniversary of the date of grant.

The exercise price of an option must be fully paid with cash.

Subject to any Black Out Period (as defined below), each option granted will expire on the 7th anniversary of the date of grant. The Committee shall have the authority to condition the grant or vesting of an option upon the attainment by the participant of specified performance goals or such other factors as the Committee may determine in its sole discretion.

Incentive Stock Options

An incentive stock option is a stock option that meets the requirements of Section 422 of the Code and is designated as such in the applicable award agreement with the participant.

Where an option is granted to a participant who owns shares representing more than 10% of the voting power of all classes of shares of the Corporation, its parent or one of its subsidiaries, any incentive stock option granted must have a term of not more than five years and have an exercise price which is at least 110% of the Fair Market Value of the Common Shares subject to the option. In addition, if the aggregate Fair Market Value of the Common Shares (as of the grant date) for which incentive stock options are exercisable for the first time by a participant during any calendar year exceeds $100,000, such excess will be treated as non-qualified stock options.

Deferred Share Units

A deferred share unit is a unit equivalent in value to a Common Share credited by means of a bookkeeping entry in the books of the Corporation and payable by the Corporation at a future date. The Committee may grant deferred share units to employees, directors and officers of Mitel. Distribution of deferred share units will be settled by a lump sum payment in cash equal to the number of deferred share units on the participant’s account. At the Committee’s option, the Corporation may settle the deferred share units in Common Shares.

Restricted Share Units

A restricted share unit is a right to receive cash or Common Shares that does not vest until after a specified period of time, or satisfaction of other vesting conditions as determined by the Committee, and which may be forfeited if the conditions to vesting are not met.

Performance Share Units

A performance share unit is a right, denominated or payable in cash, Common Shares or other securities or property and which will confer on the holder rights valued as determined by the Committee. A performance share unit is payable to, or exercisable by, the holder upon the achievement of certain performance goals established by the Committee. The initial value of a performance share unit will be established by the Committee on the date of grant and to the extent related to Common Shares, other securities or other property will initially be equal to 100% of the Fair Market Value of a Common Share or the fair market value of such other security or property as determined by the Board on the grant date. The performance goals to be achieved during any performance period, the length of any performance period, the amount of any performance share unit granted, the termination of a participant’s employment and the amount of any payment or transfer made pursuant to any performance share unit will be determined by the Committee and by the other terms and conditions of any performance share unit.

Other Share-Based Awards

The Committee may, subject to the provisions of the 2014 Equity Incentive Plan and applicable law, grant other share-based awards to any director, officer or consultant, other than those described above. Such awards are to be denominated or payable in, valued in whole or in part by reference to, or otherwise based on or related to, Common Shares (including securities convertible into Common Shares).

Black Out Periods

The 2014 Equity Incentive Plan provides that if an option expires during or immediately after the period of time during which the Corporation has imposed trading restrictions on insiders (a “Black Out Period”), the expiration of such options shall be extended until ten (10) business days following the expiration of the Black Out Period, provided that in no event will the exercise period of an option exceed ten (10) years from the date of grant.

Adjustments

The 2014 Equity Incentive Plan provides that the Board may make appropriate equitable adjustments to the number of Common Shares that may be acquired on the vesting of an outstanding award or the exercise of any outstanding options, the exercise price of any outstanding options and/or the terms of any other award in order to preserve proportionately the rights and obligations of the participants holding such awards. These changes are to be made to reflect changes in Mitel’s capital structure including a subdivision, consolidation in Common Shares or any similar capital reorganization, a payment of a stock dividend (other than a stock dividend that is in lieu of a cash dividend), or any other change in the capitalization of Mitel that does not constitute a Change in Control (as defined in the 2014 Equity Incentive Plan) that would warrant an adjustment to be made.

Terminations

Subject to certain provisions relating to the termination of the participant’s employment, term of office or engagement with the Corporation by virtue of the participant’s death, disability or retirement, the 2014 Equity Incentive Plan provides that:

•	in respect of termination without cause, unless otherwise specified in the award agreement with the participant, any options that are exercisable at the date of such termination may be exercised for a period of ninety (90) days after the termination date or for the remaining term of such option, whichever is lesser. Any options that are not yet exercisable will immediately expire and be cancelled and any other awards that have not yet vested are immediately forfeited to the Corporation.

•	in respect of a voluntary resignation of a participant (other than a director), all options, to the extent they were exercisable at the date of such resignation, may be exercised for a period of thirty (30) days after the date of resignation or for the remaining term of such option, whichever is lesser. Any options that are not yet exercisable will immediately expire and be cancelled and any other awards that have not yet vested are immediately forfeited to the Corporation.

•	in respect of termination of employment or services for cause of a participant (or for a breach of fiduciary duty in the case of a director), any options and any other awards held by the participant, whether or not exercisable at the termination date, will immediately expire and be cancelled.

•	in respect of termination of a director’s appointment (other than for breach of fiduciary duty), the Committee may permit the exercise of all options held by such director, whether or not exercisable at the termination date and provide for the vesting of any or all other awards held by the director on the termination date.

Other specific provisions apply upon the death of a holder of deferred share units of the Corporation.

Change of Control

The 2014 Equity Incentive Plan provides that, unless otherwise determined by the Committee or the Board, any options outstanding immediately prior to the occurrence of a Change in Control (as defined in the 2014 Equity Incentive Plan) but which are not then exercisable, shall terminate and be cancelled upon the occurrence of a Change in Control and shall be of no further force or effect. Unless otherwise determined by the Board or the Committee, any vested outstanding options that are in-the-money shall be cashed out as of the date of such Change in Control or other date as determined by the Committee or the Board. The Board or Committee shall also have the right to provide for the acceleration of vesting of any outstanding options or to provide for the conversion or exchange of any option into or for options, right or other securities in any entity participating in or resulting from the Change of Control.

In addition, unless otherwise determined by the Committee or the Board, any unvested or unearned restricted share units, deferred share units, performance share units or other share-based awards outstanding immediately prior to the occurrence of a Change in Control shall terminate and be cancelled. The Board or the Committee shall, however, have the right to accelerate the vesting or determine that any restricted share units, deferred share units, performance share units or other share-based awards outstanding immediately prior to the occurrence of Change in Control shall become fully vested and fully earned upon the occurrence of such event.

Assignment

Subject to certain exercise rights for options held by a participant upon death, disability or retirement, no assignment or transfer of any awards, whether voluntary, involuntary, by operation of law or otherwise is permitted. Notwithstanding the foregoing, an Eligible Participant may transfer an award (other than an award of incentive stock options) to a permitted assign and an award of incentive stock options may only be transferred by will or by the law of descent and distribution.

Amendments to the 2014 Equity Incentive Plan

The Board may, without notice or shareholder approval, at any time, amend the 2014 Equity Incentive Plan, provided that such amendment does not alter or impair any rights or increase any obligations with respect to an award previously granted under the 2014 Equity Incentive Plan, unless consented to by the affected participant. Specifically, the Board may amend the 2014 Equity Incentive Plan without shareholder notice or approval for the following amendments:

a)	Amend the general vesting provisions of an award;

b)	Amend the general term of an option provided that no option held by an insider may extend beyond its original expiry date and no option may be exercised beyond the tenth anniversary of the date of grant;

c)	Amend any of the provisions contained in article 9 (Termination of Employment) of the 2014 Equity Incentive Plan;

d)	Add covenants of the Corporation for the protection of directors, employees and consultants;

e)	Amend any provision as may be necessary or desirable with respect to matters that may be expedient to make such amendment in the Board’s good faith opinion; and

f)	Change or correct any provision required to cure or correct any ambiguity, defect, inconsistent provision, clerical omission, mistake or manifest error.

Notwithstanding the above, none of the following amendments shall be made to the 2014 Equity Incentive Plan without approval of the TSX and the Nasdaq, to the extent such approval is required, and the approval of shareholders in accordance with the requirements of such exchange(s):

a)	Increase the number of Common Shares issuable under the 2014 Equity Incentive Plan (except in connection with a Change in Control or pursuant to the provisions of the 2014 Equity Incentive Plan);

b)	Increase the number of Common Shares issuable to insiders (except in connection with a Change in Control or pursuant to the provisions of the 2014 Equity Incentive Plan);

c)	Increase the number of Common Shares issuable to directors;

d)	Amend the exercise period of any options held by insiders;

e)	Extend the expiration of an option beyond ten (10) years from the date of grant;

f)	Reduce the exercise price of any options held by insiders (except in connection with the purposes of maintaining option value in connection with a Change in Control);

g)	Add any form of financial assistance available to a participant;

h)	Permit options or rights under the 2014 Equity Incentive Plan to be transferred other than for normal estate settlement purposes;

i)	Amend the amendment section of the 2014 Equity Incentive Plan; and

j)	Make any other amendments which the applicable exchange rules require shareholder approval.

Financial Assistance

No financial assistance is being provided to participants by Mitel to facilitate the purchase of securities under the 2014 Equity Incentive Plan.

Recommendation of the Board of Directors

At the Meeting, shareholders will be asked to consider and, if deemed appropriate, to adopt the 2014 Equity Incentive Plan by passing Ordinary Resolution No. 1, substantially in the form of the resolution set forth in Schedule C to this Circular. Ordinary Resolution No. 1 must be approved by a majority of the votes cast by shareholders entitled to vote who are represented in person or by proxy at the Meeting who vote in respect of such resolution. Should the 2014 Equity Incentive Plan not be approved, the 2014 Equity Incentive Plan will not be adopted and the 2006 Equity Incentive Plan will remain in effect, without any modifications to the ability of the Board to grant equity incentive awards under the 2006 Equity Incentive Plan or to other terms and conditions of the 2006 Equity Incentive Plan.

The Board considers the 2014 Equity Incentive Plan to be in the best interests of the Corporation and recommends that shareholders vote in favour Ordinary Resolution No. 1. In the absence of contrary directions, the persons named in the accompanying form of proxy intend to vote the shares represented thereby in favour of Ordinary Resolution No. 1 as set out in Schedule C.

F.	OTHER MATTERS

Management of the Corporation knows of no amendment or variation to the matters referred to in the Notice of Meeting and of no other business to be brought before the Meeting. If any amendment, variation or other business is properly brought before the Meeting, the form of proxy confers discretion on the persons named on the form of proxy to vote on any amendment or variation of the matters referred to in the notice of Meeting or any other business in accordance with their best judgment.

The CBCA provides that, in certain circumstances, eligible Shareholders are entitled to submit to the Corporation notice of a matter that such Shareholder proposes to raise at a meeting of Shareholders. The final date by which we must receive such a proposal to be raised at our next annual meeting of Shareholders (subsequent to this meeting) is December 25, 2014. Any eligible Shareholder who may wish to exercise this right should carefully consider whether they are eligible to make such a proposal, and comply with the relevant provisions of the CBCA.

CERTIFICATE

The contents and the distribution of this Circular have been approved by the Board of Directors of the Corporation.

DATED March 25, 2014 on behalf of the Board of Directors.

“Richard McBee”

Richard D. McBee Chief Executive Officer and President Ottawa, Ontario, Canada

SCHEDULE A

ANNUAL RESOLUTION NO. 1

RESOLVED AS A RESOLUTION OF THE SHAREHOLDERS OF MITEL NETWORKS CORPORATION (THE “CORPORATION”) THAT:

The following persons are elected as directors of the Corporation until the next annual meeting of Shareholders or until their successor is elected:

Benjamin H. Ball	Peter D. Charbonneau
Andrew J. Kowal	Terence H. Matthews
Richard D. McBee	John P. McHugh
Anthony P. Shen	Francis N. Shen
David M. Williams

SCHEDULE B

ANNUAL RESOLUTION NO. 2

RESOLVED AS A RESOLUTION OF THE SHAREHOLDERS OF MITEL NETWORKS CORPORATION (THE “CORPORATION”) THAT:

Deloitte LLP are appointed the auditors of the Corporation until the close of the next annual meeting of the Shareholders, or until a successor is appointed, at such remuneration as may be determined by the directors, and the directors are authorized to fix such remuneration.

SCHEDULE C

ORDINARY RESOLUTION NO. 1

WHEREAS:

A.	Mitel Network Corporation (the “Corporation”) proposes to adopt the 2014 Equity Incentive Plan to assist the Corporation in attracting, retaining and motivating key employees, directors, officers and consultants through performance related incentives, thereby advancing the interests of the Corporation and its shareholders.

RESOLVED AS AN ORDINARY RESOLUTION OF THE SHAREHOLDERS OF THE CORPORATION THAT:

1.	The 2014 Equity Incentive Plan of the Corporation, in the form annexed as Appendix C-1 hereto, as summarized in the management information circular of the Corporation dated March 7, 2014 and subject to such additions, amendments, deletions, supplements or alterations to the 2014 Equity Incentive Plan as may be approved by the board of directors of the Corporation prior to the meeting of shareholders on May 8, 2014, is hereby ratified, approved and adopted.

2.	A total of 8,900,000 common shares in the capital of the Corporation be and is hereby authorized to be reserved for issuance pursuant to the 2014 Equity Incentive Plan.

3.	Any director or officer of the Corporation be and is hereby authorized to do such things and to sign, execute and deliver all documents that such director and officer may, in their discretion, determine to be necessary in order to give full effect to the intent and purpose of this resolution.

4.	Notwithstanding the approval of the matters provided for herein, the board of directors of the Corporation is hereby authorized, without further approval of the shareholders of the Corporation, to revoke this resolution for any reason, at any time before the action approved by this resolution becomes effective.

APPENDIX C-1

MITEL NETWORKS CORPORATION

2014 Equity Incentive Plan

March 25, 2014

Mitel Networks Corporation

2014 Equity Incentive Plan

ARTICLE 1

PURPOSE

1.1	Purpose

The purpose of this Plan is to assist the Company in attracting, retaining and motivating key employees, directors, officers and consultants through performance related incentives, thereby advancing the interests of the Company and its shareholders.

ARTICLE 2

INTERPRETATION

2.1	Definitions

When used herein, unless the context otherwise requires, the following terms have the indicated meanings, respectively:

“Affiliate” has the meaning set forth in the Securities Act (Ontario), as amended from time to time;

“Associate” has the meaning set forth in the Securities Act (Ontario), as amended from time to time;

“Award” means any Option, Restricted Share Unit, Deferred Share Unit, Performance Share Unit or Other Share-Based Award granted under this Plan;

“Award Agreement” means a signed, written agreement between a Participant or a Director Participant and the Company evidencing the terms and conditions on which an Award has been granted under this Plan;

“Black Out Period” means the period of time during which the Company has imposed trading restrictions on its Insiders;

“Board” means the board of directors of the Company;

“Business Day” means a day, other than a Saturday or Sunday, on which the principal commercial banks in the City of Ottawa are open for commercial business during normal banking hours;

“CBCA” means the Canada Business Corporations Act and the regulations promulgated thereunder, both as amended from time to time;

“Change in Control” means the happening of any of the following events:

(i)

any transaction at any time and by whatever means pursuant to which (A) the Company goes out of existence by any means, except for any corporate transaction or reorganization in which the proportionate voting power among holders of securities of the entity resulting from such corporate transaction or reorganization is substantially the same as the proportionate voting power of such holders of Company voting securities immediately prior to such corporate transaction or reorganization or (B) any Person or any group of two or more Persons acting jointly or in concert (other than the Company, a wholly-owned Subsidiary of the Company, an employee benefit plan of the Company or of any of its wholly-owned Subsidiaries, including the trustee of any such plan acting as trustee, Dr. Terence H. Matthews and his Associates, or Francisco Partners Management, LLC, its Associates and any funds, entities or successor funds or entities under common management or control of Francisco Partners Management, LLC) hereafter acquires the direct or indirect “beneficial ownership” (as defined by the CBCA) of, or acquires the right to exercise control or direction over, securities of the Company representing 50% or more of the then issued and outstanding Common Shares in any manner whatsoever, including, without limitation, as a result of a take-over bid, an exchange of securities, an amalgamation of the Company with any other entity, an arrangement, a capital reorganization or any other business combination or reorganization;

(ii)	the sale, assignment or other transfer of all or substantially all of the assets of the Company to a Person other than a wholly-owned Subsidiary of the Company;

(iii)	the dissolution or liquidation of the Company except in connection with the distribution of assets of the Company to one or more Persons which were wholly-owned Subsidiaries of the Company immediately prior to such event;

(iv)	the occurrence of a transaction requiring approval of the Company’s shareholders whereby the Company is acquired through consolidation, merger, exchange of securities, purchase of assets, amalgamation, arrangement or otherwise by any other Person (other than a short form amalgamation or exchange of securities with a wholly-owned Subsidiary of the Company); or

(v)	the Board passes a resolution to the effect that, for the purposes of some or all of the Award Agreements, an event set forth in (i), (ii), (iii) or (iv) above has occurred;

provided, however, that a Change in Control shall be deemed not to have occurred if, notwithstanding the definition of Change in Control set out above, the Board, determines that a Change in Control has not occurred in the particular circumstances.

“Change in Control Price” means the highest price per Common Share paid in any transaction reported on a stock exchange or paid or offered in any bona fide transaction related to a potential or actual Change in Control of the Company at any time during the five trading days (or if the Common Shares are not listed on any stock exchange, during the three month period) preceding the Change in Control, as determined by the Board in its sole discretion;

“Code” means the U.S. Internal Revenue Code of 1986, as amended from time to time, and the regulations promulgated under it;

“Common Shares” means the common shares in the capital of the Company and any other securities of the Company or any Affiliate or any successor that may be so designated by the Committee;

“Committee” has the meaning set forth in Section 3.2 of this Plan;

“Company” means Mitel Networks Corporation;

“Consultant Participant” means an individual or a consultant company, other than an Employee Participant or a Director Participant that:

(i)	is engaged to provide services to the Company or a Subsidiary other than services provided in relation to a distribution of securities of the Company or a Subsidiary;

(ii)	provides the services under a written contract with the Company or a Subsidiary; and

(iii)	spends or will spend a significant amount of time and attention on the affairs and business of the Company or a Subsidiary,

and includes a Consultant Participant’s Permitted Assigns. For the purposes of this definition, “consultant company” means, with respect to an individual consultant, either (i) a company of which the individual consultant is an employee or shareholder; or (ii) a partnership of which the individual consultant is an employee or partner;

“Covered Employee” shall have the meaning set forth in Section 162(m)(3) of the Code;

“Data” has the meaning set forth in Section 12.13 of this Plan;

“Date of Grant” means, for any Award, the date specified by the Committee at the time it grants the Award (which, for greater certainty, shall be no earlier than the date on which the Committee meets for the purpose of granting such Award) or if no such date is specified, the date upon which the Award was granted;

“Deferred Share Unit” or “DSU” means a unit equivalent in value to a Common Share, credited by means of a bookkeeping entry in the books of the Company in accordance with Article 5;

“Director Participant” means a director of the Company who is not an employee of the Company or a Subsidiary and includes a Director Participant’s Permitted Assigns;

“Director’s Option” means an Option granted to a Director Participant;

“Disabled” or “Disability” means the permanent and total incapacity of a Participant or a Director Participant as determined in accordance with procedures established by the Committee for purposes of this Plan;

“Distribution Date” means (i) in the case of a Director Participant, the date on which the Director Participant ceases to be a member of the Board or, in the case of a Participant, the Termination Date (the “Separation Date”); or (ii) such later date as elected by the Participant or Director Participant provided that in no event shall a Participant or Director Participant be permitted to elect a date which is later than the last Business Day of the calendar year following the calendar year in which the Separation Date occurs. An election for a Distribution Date described in (ii) above will only be valid if it is delivered to the Corporate Secretary of the Company prior to the Separation Date in the form prescribed for such purposes by the Company, provided that such election may not be made by a Participant or Director Participant who is a U.S. Taxpayer;

“Employee Participant” means a current full-time or part-time employee or officer of the Company or a Subsidiary (other than a Director Participant or a Consultant Participant) and includes an Employee Participant’s Permitted Assigns;

“Exchange Act” means the United States Securities Exchange Act of 1934, as amended from time to time;

“Exercise Notice” means a notice in writing, in the form acceptable to the Company, signed by a Participant or a Director Participant holding an Option and stating the Participant’s or Director Participant’s intention to exercise a particular Option;

“Exercise Price” means the price at which a Common Share may be purchased pursuant to the exercise of an Option;

“Exercise Period” means the period of time during which an Option granted under this Plan may be exercised (provided however that the Exercise Period may not exceed 10 years from the relevant Date of Grant);

“Fair Market Value” means, with respect to any Common Share at a particular date, the closing price on the Nasdaq Global Market or, if the Common Shares are also listed on the Toronto Stock Exchange, the market or exchange where the majority of the trading volume and value of the Common Shares occurs on such date (or if such Common Shares did not trade on such exchange on such day, the average of the bid and ask prices of such Common Shares at the close of trading on such day); provided that in the event that such Common Shares are not then listed on such stock exchange, the Fair Market Value shall be determined based on the closing price of such Common Shares on any stock exchange in Canada or the

United States on which such Common Shares are then listed on the particular date (or if such Common Shares did not trade on such exchange on such day, the average of the bid and ask prices of such Common Shares at the close of trading on such day); and further provided that in the event that such Common Shares are not then listed on any stock exchange in Canada or the United States, the Fair Market Value shall be determined by the Board in its sole discretion;

“Incentive Stock Option” means an option granted under Section 4.6 of the Plan that meets the requirements of Section 422 of the Code or any successor provision and is designated as such in the applicable Award Agreement;

“Individual Optionee” means an Optionee who is an individual or the individual of which the Optionee is a Permitted Assign, as the case may be;

“Insider” has the meaning set forth in the TSX Rules;

“NI 45-106” means National Instrument 45-106 Prospectus and Registration Exemptions of the Canadian Securities Administrators, as amended from time to time;

“Non Qualified Stock Option” means an option granted under Article 4 of the Plan that is not intended to be or does not meet the requirements of an Incentive Stock Option. Any stock option granted by the Committee that is not designated as an Incentive Stock Option in the applicable Award Agreement will be deemed a Non Qualified Stock Option;

“Option” means a right to purchase Common Shares under this Plan;

“Optionee” means a Participant or a Director Participant who holds one or more Options under this Plan;

“Optionee’s Employer” means the Company or such Subsidiary as is or, if the Optionee has ceased to be employed by the Company or such Subsidiary, was the Optionee’s Employer;

“Other Share-Based Award” means any right granted under Section 8.1 of this Plan;

“Participant” means an Employee Participant or a Consultant Participant but not a Director Participant;

“Performance Goals” means performance goals based on one or more of the following criteria: (i) earnings including operating income, earnings before or after taxes, earnings before or after interest, depreciation, amortization, or extraordinary or special items or book value per share (which may exclude nonrecurring items); (ii) pre-tax income or after-tax income; (iii) earnings per Common Share (basic or diluted); (iv) operating profit; (v) revenue, revenue growth or rate of revenue growth; (vi) return on assets (gross or net), return on investment, return on capital, or return on equity; (vii) returns on sales or revenues; (viii) operating expenses; (ix) stock price appreciation; (x) cash flow, free cash flow, cash flow return on investment (discounted or otherwise), net cash provided by operations, or cash flow in excess of cost of capital; (xi) implementation or completion of critical projects or processes; (xii) economic value created; (xiii) cumulative earnings per share growth; (xiv) operating margin or profit margin; (xv) Common Share price or total shareholder return; (xvi) cost targets, reductions and savings, productivity and efficiencies; (xvii) strategic business criteria, consisting of one or more objectives based on meeting specified market penetration, geographic business expansion, customer satisfaction, employee satisfaction, human resources management, supervision of litigation, information technology, and goals relating to acquisitions, divestitures, joint ventures and similar transactions, and budget comparisons; (xviii) personal professional objectives, including any of the foregoing performance goals, the implementation of policies and plans, the negotiation of transactions, the development of long term business goals, formation of joint ventures, research or development collaborations, and the completion of other corporate transactions; and (xix) any combination of, or a specified increase in, any of the foregoing. Where applicable, the Performance Goals may be expressed in terms of attaining a specified level of the particular criteria or the attainment of a percentage increase or decrease in the particular criteria, and may be applied to one or more of the Company, a Subsidiary, or a division or strategic business unit of the Company, or may be applied to the performance of the Company relative to a market index, a group of other companies or a combination thereof, all as determined by the Committee. The Performance Goals may include a threshold level of performance below which no payment will be made (or no vesting will occur), levels of performance at which specified payments will be made (or specified vesting will occur), and a maximum level of performance above which no additional payment will be made (or at which full vesting will occur). Each of the foregoing Performance Goals shall be determined in accordance with generally accepted accounting principles and shall be subject to certification by the Committee; provided that the Committee shall have the authority to make equitable adjustments to the Performance Goals in recognition of unusual or non-recurring events affecting the Company or any Subsidiary or the financial statements of the Company or any Subsidiary, in response to changes in applicable laws or regulations, or to account for items of gain, loss or expense determined to be extraordinary or unusual in nature or infrequent in occurrence or related to the disposal of a segment of a business or related to a change in accounting principles;

“Performance Share Unit” means any right granted under Section 7.1 of the Plan;

“Permitted Assign” has the meaning assigned to that term in NI 45-106;

“Person” includes an individual, sole proprietorship, partnership, unincorporated association, unincorporated syndicate, unincorporated organization, trust, body corporate, and a natural person in his or her capacity as trustee, executor, administrator or other legal representative;

“Plan” means this Mitel Networks Corporation 2014 Equity Incentive Plan, as amended from time to time;

“Restricted Share Unit” or “RSU” means a right to receive cash or a Common Share granted, as determined by the Committee, under Section 6.1 of this Plan;

“Retirement” means retirement from active employment with the Company or a Subsidiary in accordance with the policies of the Company in place from time to time or, with the consent for purposes of the Plan of such officer of the Company as may be designated by the Committee, at or after such earlier age and upon the completion of such years of service as the Committee may specify;

“Securities Act” means the United States Securities Act of 1933, as amended from time to time;

“Security Based Compensation Arrangement” has the meaning given to that term in the TSX Rules;

“Termination Date” means, in the case of a Participant or Director Participant whose employment or term of office or engagement with the Company or an Affiliate terminates:

(i)	by reason of the Participant’s or Director Participant’s death, the date of death; or

(ii)	for any reason whatsoever other than death, the later of:

(A) in the case of a Participant, the last day of the minimum statutory notice period, if any, to which that Participant is entitled upon such termination pursuant to applicable employment and/or labour standards legislation;

(B) the date designated by the Company or the Affiliate, as the case may be, as the last day of the Participant’s or Director Participant’s employment or term of office or engagement with the Company or the Affiliate, as the case may be; and

provided that in the case of termination by reason of voluntary resignation by the Participant or Director Participant, such date shall not be earlier than the date that notice of resignation was received from such Participant or Director Participant;

and “Termination Date” in any such case specifically does not mean the date on which any period of contractual or common law notice, reasonable notice, salary continuation or deemed employment that the Company or the Affiliate, as the case may be, may be required at law to provide to a Participant would expire;

“TSX Rules” means Part VI of the Company Manual of the Toronto Stock Exchange, as amended from time to time; and

“U.S. Taxpayer” shall mean a Participant or Director Participant who is a U.S. citizen, U.S. permanent resident or U.S. tax resident for purposes of the Code.

2.2	Interpretation

(a)	Whenever the Board or, where applicable, the Committee is to exercise discretion in the administration of this Plan, the term “discretion” means the sole and absolute discretion of the Board or the Committee, as the case may be.

(b)	As used herein, the terms “Article”, “Section”, “Subsection” and “clause” mean and refer to the specified Article, Section, Subsection and clause of this Plan, respectively.

(c)	Words importing the singular include the plural and vice versa and words importing any gender include any other gender.

(d)	Whenever any payment is to be made or action is to be taken on a day which is not a Business Day, such payment shall be made or such action shall be taken on the next following Business Day.

(e)	In this Plan, a Person is considered to be a “Subsidiary” of another Person if:

(i)	it is controlled by,

(A)	that other, or

(B)	that other and one or more Persons, each of which is controlled by that other, or

(C)	two or more Persons, each of which is controlled by that other; or

(ii)	it is a Subsidiary of a Person that is that other’s Subsidiary.

(f)	In this Plan, a Person is considered to be “controlled” by a Person if:

(i)	in the case of a Person,

(A)	voting securities of the first-mentioned Person carrying more than 50% of the votes for the election of directors are held, directly or indirectly, otherwise than by way of security only, by or for the benefit of the other Person; and

(B)	the votes carried by the securities are entitled, if exercised, to elect a majority of the directors of the first-mentioned Person;

(ii)	in the case of a partnership that does not have directors, other than a limited partnership, the second-mentioned Person holds more than 50% of the interests in the partnership; or

(iii)	in the case of a limited partnership, the general partner is the second-mentioned Person.

(g)	Unless otherwise specified, all references to money amounts are to Canadian currency.

ARTICLE 3

ADMINISTRATION

3.1	Administration

Subject to Section 3.2, this Plan will be administered by the Board and the Board has sole and complete authority, in its discretion, to:

(a)	determine the individuals to whom grants under the Plan may be made;

(b)	make grants of Awards under the Plan relating to the issuance of Common Shares (including any combination of Options, Deferred Share Units, Restricted Share Units, Performance Share Units or Other Share-Based Awards) in such amounts, to such Persons and, subject to the provisions of this Plan, on such terms and conditions as it determines including without limitation:

(i)	the time or times at which Awards may be granted;

(ii)	the conditions under which:

(A)	Awards may be granted to Participants or Director Participants; or

(B)	other Awards may be forfeited to the Company,

including any conditions relating to the attainment of specified Performance Goals;

(iii)	the Exercise Price, and/or price to be paid by a Participant or Director Participant in connection with the granting of Awards;

(iv)	the time or times when each Option becomes exercisable and, subject to Section 4.3, the duration of the Exercise Period;

(v)	whether restrictions or limitations are to be imposed on the Common Shares issuable pursuant to grants of Awards, and the nature of such restrictions or limitations, if any; and

(vi)	any acceleration of exercisability or vesting, or waiver of termination regarding any Award, based on such factors as the Board may determine;

(c)	interpret this Plan and adopt, amend and rescind administrative guidelines and other rules and regulations relating to this Plan; and

(d)	make all other determinations and take all other actions necessary or advisable for the implementation and administration of this Plan.

The Board’s determinations and actions within its authority under this Plan are conclusive and binding on the Company and all other Persons. The day-to-day administration of the Plan may be delegated to such officers and employees of the Company or of a Subsidiary as the Board determines.

3.2	Delegation to Committee

To the extent permitted by applicable law and the Company’s articles, the Board may, from time to time, delegate to a committee (the “Committee”) of the Board all or any of the powers conferred on the Board under the Plan. In connection with such delegation, the Committee will exercise the powers delegated to it by the Board in the manner and on the terms authorized by the Board. Any decision made or action taken by the Committee arising out of or in connection with the administration or interpretation of this Plan in this context is final and conclusive. Notwithstanding any such delegation or any reference to the Committee in this Plan, the Board may also take any action and exercise any powers that the Committee is authorized to take or has power to exercise under this Plan. To the extent applicable in respect of certain Awards granted to a Participant who is a Covered Employee, such Committee shall be composed of not less than two directors of the Company, neither of whom shall be employees of the Company or its Affiliates and each of whom shall otherwise be “outside directors” for the purposes of Section 162(m) of the Code. To the extent the Company is no longer a “foreign private issuer” as defined in Exchange Act Rule 3b-4 and wishes to have a “Qualified Plan” as defined in Rule 16b-3(b)(4), such Committee shall be composed of not less than two directors of the Company, each of whom are “non-employee directors” for purposes of Section 16 of the Exchange Act and Rule 16b-3 thereunder.

3.3	Eligibility

All Participants and Director Participants are eligible to participate in the Plan, subject to subsections 9.1(e) and 9.2(g). Eligibility to participate does not confer upon any Participant or Director Participant any right to receive any grant of an Award pursuant to the Plan. The extent to which any Participant or Director Participant is entitled to receive a grant of an Award pursuant to the Plan will be determined in the sole and absolute discretion of the Committee, provided however that the following restrictions shall also apply to this Plan, together with all other Security Based Compensation Arrangements of the Company:

(a)	the number of Common Shares issuable to Insiders, at any time, under all Security Based Compensation Arrangements, shall not exceed 10% of issued and outstanding Common Shares; and

(b)	the number of Common Shares issued to Insiders, within any one year period, under all Security Based Compensation Arrangements, shall not exceed 10% of issued and outstanding Common Shares.

If the Company repurchases Common Shares for cancellation such that the tests in Section 3.3(a) or (b) are not met following such repurchase, this shall not constitute non-compliance under the Plan for any Awards then outstanding.

3.4	Total Common Shares Available

(a)	The aggregate number of Common Shares that may be issued for all purposes pursuant to the Plan must not exceed 8,900,000 Common Shares. No grant may be made under the Plan if such grant would result in the issuance of Common Shares in excess of the above-noted limit. In addition, the aggregate number of Common Shares that may be issued for purposes of the grant of Incentive Stock Options pursuant to the Plan must not exceed 8,900,000 Common Shares.

(b)	For purposes of computing the total number of Common Shares available for grant under the Plan, Common Shares subject to any Award (or any portion thereof) that has expired or is forfeited, surrendered, cancelled or otherwise terminated prior to the issuance or transfer of such Common Shares and Common Shares subject to an Award (or portion thereof) that is settled in cash in lieu of settlement in Common Shares shall again be available for grant under the Plan.

3.5	Award Agreements

All grants of Awards under this Plan will be evidenced by Award Agreements. Award Agreements will be subject to the applicable provisions of this Plan and will contain such provisions as are required by this Plan and any other provisions that the Committee may direct. Any one officer of the Company is authorized and empowered to execute and deliver, for and on behalf of the Company, an Award Agreement to each Participant or Director Participant granted an Award pursuant to this Plan.

3.6	Conditions of Grant

Each Participant or Director Participant will, when requested by the Company, sign and deliver all such documents relating to the granting of Awards or exercise of Options which the Company deems necessary or desirable.

3.7	Non-transferability of Awards

Subject to Section 9.1, Awards granted under this Plan may only be exercised during the lifetime of the Participant or Director Participant by such Participant or Director Participant personally. No assignment or transfer of Awards, whether voluntary, involuntary, by operation of law or otherwise, vests any interest or right in such Awards whatsoever in any assignee or transferee (except that a Participant or Director Participant may transfer Awards (other than Incentive Stock Options) to Permitted Assigns in a manner consistent with applicable tax and securities laws) and immediately upon any assignment or transfer, or any attempt to make the same, such Awards will terminate and be of no further force or effect. Further, an Incentive Stock Option shall not be transferrable other than by will or by the law of descent and distribution and shall be exercisable during the life time of the Participant, only by the Participant. If any Participant or Director Participant has transferred Awards to a corporation pursuant to this Section 3.7, such Awards will terminate and be of no further force or effect if at any time the transferor should cease to own all of the issued shares of such corporation.

ARTICLE 4

GRANT OF OPTIONS

4.1	Grant of Options

The Committee may, from time to time, subject to the provisions of this Plan and such other terms and conditions as the Committee may prescribe, grant Options to any Participant or any Director Participant.

4.2	Exercise Price

The Exercise Price will be as determined by the Committee but in any event will be no less than the Fair Market Value on the Date of Grant.

4.3	Term of Options

Subject to any accelerated termination as permitted by the Committee or as otherwise set forth in this Plan, each Option, unless otherwise specified by the Committee, expires on the seventh (7th) anniversary of the Date of Grant (provided that if such expiry would otherwise be during or immediately after a Black Out Period, then the expiry shall be extended until ten (10) Business Days following the expiration of the Black Out Period); provided that in no event will the Exercise Period of an Option exceed ten (10) years from its Date of Grant.

The Committee shall have the authority to condition the grant or vesting of Options upon the attainment of specified Performance Goals, or such other factors (which may vary as between Options) as the Committee may determine in its sole discretion.

4.4	Exercise of Options

Unless otherwise specified by the Committee at the time of granting an Option and except as otherwise provided in this Plan, each Option will vest and be exercisable as to one-sixteenth of the Common Shares which are subject to such Option, beginning on the date which is three (3) months after the Date of Grant and, thereafter, one-sixteenth of such Common Shares will vest quarterly on each subsequent three-month anniversary of the Date of Grant, the final one-sixteenth of such Common Shares to vest on the fourth (4th) anniversary of the Date of Grant.

Once an instalment vests and becomes exercisable, it remains exercisable until expiration or termination of the Option, unless otherwise specified by the Committee in connection with the grant of such Option or otherwise as specified herein. Each Option may be exercised at any time or from time to time, in whole or in part, for up to the total number of Common Shares with respect to which it is then exercisable. The Committee has the right to accelerate the date upon which any instalment of any Option becomes exercisable.

Subject to the provisions of this Plan and any Award Agreement, Options shall be exercised by means of a fully completed Exercise Notice delivered to the Company.

4.5	Payment of Exercise Price

The Exercise Notice must be accompanied by payment in full of the Exercise Price in respect of the Common Shares to be purchased. The Exercise Price must be fully paid by cash, certified cheque, bank draft or money order payable to the Company. No Common Shares will be issued or transferred until full payment therefor has been received by the Company. As soon as practicable after receipt of any Exercise Notice and full payment of the Exercise Price, the Company will deliver to the Participant or Director Participant, as the case may be, a certificate or certificates representing the acquired Common Shares.

4.6	Incentive Stock Options

The following provisions will apply only to Incentive Stock Options granted under the Plan:

(a)	No Incentive Stock Option may be granted to any Employee Participant who, at the time such Option is granted, (i) is not an employee of the Company or a Subsidiary or (ii) owns securities possessing more than ten percent (10%) of the total combined voting power of all classes of securities of the Company or of any Subsidiary, except that with respect to provision (ii) hereof such an Option may be granted to such an Employee if, at the time the Option is granted, the exercise price is at least one hundred ten percent (110%) of the Fair Market Value of the Common Shares subject to the Option, and the Option by its terms is not exercisable after the expiration of five (5) years from the Date of Grant; and

(b)	To the extent that the aggregate Fair Market Value of the Common Shares with respect to which Incentive Stock Options (without regard to this subsection) are exercisable for the first time by any individual during any calendar year (under all plans of the Company and its Affiliates) exceeds U.S. $100,000, such Options will be treated as Non Qualified Stock Options. This subsection will be applied by taking Options into account in the order in which they were granted. If some but not all Options granted on any one day are subject to this subsection, then such Options will be apportioned between Incentive Stock Option and Non Qualified Stock Option treatment in such manner as the Committee will determine. The maximum number of Common Shares that may be issued under Incentive Stock Options granted under the Plan shall be equal to the number of Common Shares issued and outstanding as of the effective date of the Plan.

4.7	Special Rule Applicable to U.S. Taxpayers

With respect to Options granted to Participants or Director Participants who are U.S. Taxpayers, Common Shares shall constitute “stock of the service recipient” within the meaning of Section 409A of the Code if such Participant or Director Participant performs services for any Affiliate that is at least fifty percent (50%) owned by the Company.

ARTICLE 5

GRANT OF DEFERRED SHARE UNITS

5.1	Number of Deferred Share Units

The Committee may, from time to time, subject to the provisions of this Plan and such other terms and conditions as the Committee may prescribe, grant Deferred Share Units to any Participant or Director Participant.

All Deferred Share Units received by a Participant or Director Participant shall be credited to an account maintained for the Participant or the Director Participant on the books of the Company, as of the Date of Grant. The award of Deferred Share Units for a calendar year to a Participant or Director Participant shall be evidenced by an Award Agreement.

5.2	Distribution of Deferred Share Units

A Participant or Director Participant shall receive, on the Distribution Date, a lump sum payment in cash equal to the number of Deferred Share Units recorded in the Participant’s or Director Participant’s account on the Distribution Date multiplied by the Fair Market Value, less any applicable withholding taxes. At the option of the Committee, the Company may settle the Deferred Share Units in Common Shares. Upon payment in full of the value of the Deferred Share Units, whether in cash or in Common Shares, the Deferred Share Units shall be cancelled.

5.3	Death of Participant Prior to Distribution

Upon the death of a Participant or Director Participant prior to the distribution of the Deferred Share Units credited to the account of such Participant or Director Participant under the Plan, a cash payment shall be made to the estate of such Participant or Director Participant on or about the thirtieth (30th) day after the Company is notified of the death of the Participant or Director Participant or on a later date elected by the Participant’s or Director Participant’s estate, in the form prescribed for such purposes by the Company and delivered to the Corporate Secretary no later than twenty (20) days after the Company is notified of the death of the Participant or Director Participant, provided that such date is no later than the last Business Day of the calendar year following the calendar year in which the Participant or Director Participant dies. Notwithstanding the foregoing, and to the extent necessary to comply with the requirements of Section 409A of the Code, upon the death of a Participant or a Director Participant who is a U.S. Taxpayer, such cash payment shall be made on the thirtieth (30th) day after such Participant’s or Director Participant’s death or as soon as practicable thereafter and no subsequent deferral of the payment may be made. Such cash payment shall be equivalent to the amount which would have been paid to the Participant or Director Participant pursuant to and subject to Section 5.2, calculated on the basis that the day on which the Participant or Director Participant dies, or the date elected by the estate, as applicable, is the Distribution Date. Upon payment in full of the value of all of the Deferred Share Units that become payable under this Section 5.3, the Deferred Share Units shall be cancelled.

ARTICLE 6

GRANT OF RESTRICTED SHARE UNITS

6.1	Grant of RSUs

The Committee may, from time to time, subject to the provisions of this Plan and such other terms and conditions as the Committee may prescribe, grant RSUs to any Participant or any Director Participant.

6.2	Terms of RSUs

The Committee shall have the authority to condition the grant of RSUs upon the attainment of specified Performance Goals, or such other factors (which may vary as between awards of RSUs) as the Committee may determine in its sole discretion.

6.3	Vesting of RSUs

The Committee shall have the authority to determine at the time of grant, in its sole discretion, the duration of the vesting period and other vesting terms applicable to the grant of RSUs, which terms shall be set out in the applicable Award Agreement.

6.4	Share Certificates

Unless otherwise specified in the Award Agreement, as soon as practicable following the expiry of the applicable vesting period, or at such later date as may be determined by the Committee in its sole discretion, a share certificate representing the Common Shares issuable pursuant to the RSUs shall be registered in the name of the Participant or Director Participant, or as the Participant or Director Participant may direct, subject to applicable securities laws.

ARTICLE 7

PERFORMANCE SHARE UNITS

7.1	Grant of Performance Share Units

The Committee may, from time to time, subject to the provisions of this Plan and such other terms and conditions as the Committee may prescribe, grant Performance Share Units to any Participant. Each Performance Share Unit will consist of a right, (i) denominated or payable in cash, Common Shares, other securities or other property, and (ii) which will confer on the holder thereof rights valued as determined by the Committee and payable to, or exercisable by, the holder of the Performance Share Unit, in whole or in part, upon the achievement of such Performance Goals during such performance periods as the Committee will establish.

7.2	Value of Performance Share Units

The initial value of a Performance Share Unit will be established by the Committee at the Date of Grant and, to the extent related to Common Shares, other securities or other property will initially be equal to 100% of the Fair Market Value of a Common Share or the fair market value (as determined by the Board) of such other security or such other property on the Date of Grant.

7.3	Terms of Performance Share Units

Subject to the terms of the Plan and any applicable Award Agreement, the Performance Goals to be achieved during any performance period, the length of any performance period, the amount of any Performance Share Unit granted, the termination of a Participant’s employment and the amount of any payment or transfer to be made pursuant to any Performance Share Unit will be determined by the Committee and by the other terms and conditions of any Performance Share Unit.

7.4	Performance Goals

The Committee will issue Performance Goals prior to the commencement of the performance period to which such Performance Goals pertain. The Performance Goals may be based upon the achievement of Company-wide, divisional or individual goals, or any other basis determined by the Committee. The Committee may modify the Performance Goals as necessary to align them with the Company’s corporate objectives if there is a subsequent material change in the Company’s business, operations or capital or corporate structure. Notwithstanding the foregoing, to the extent deemed desirable by the Committee, in the case of a Covered Employee, the Performance Goals set forth in Section 2.1 shall apply.

ARTICLE 8

OTHER SHARE-BASED AWARDS

8.1	Other Share-Based Awards

The Committee may, from time to time, subject to the provisions of this Plan and such other terms and conditions as the Committee may prescribe, grant Other Share-Based Awards to any Participant. Each Other Share-Based Award will consist of a right (1) which is other than an Award or right described in Article 4, 5, 6 or 7 above and (2) which is denominated or payable in, valued in whole or in part by reference to, or otherwise based on or related to, Common Shares (including, without limitation, securities convertible into Common Shares) as are deemed by the Committee to be consistent with the purposes of the Plan; provided, however, that such right will comply with applicable law. Subject to the terms of the Plan and any applicable Award Agreement, the Committee will determine the terms and conditions of Other Share-Based Awards. Common Shares or other securities delivered pursuant to a purchase right granted under this Section 8.1 will be purchased for such consideration, which may be paid by such method or methods and in such form or forms, including, without limitation, cash, Common Shares, other securities, other Awards, other property, or any combination thereof, as the Committee will determine.

ARTICLE 9

TERMINATION OF EMPLOYMENT

9.1	Retirement, Death or Disability

Subject to Section 5.3, if a Participant or Director Participant dies or becomes Disabled while an employee, officer or director of or consultant to the Company or an Affiliate or if the employment or term of office or engagement of a Participant with the Company or an Affiliate terminates due to Retirement:

1.	the executor or administrator of the Participant’s or Director Participant’s estate or the Participant or Director Participant, as the case may be, may exercise Options of the Participant or Director Participant. The number of Options exercisable shall equal:

(i)	the number of Options that were exercisable at the Termination Date; plus

(ii)	a portion of the next instalment of the Options due to vest equal to the number of Options next due to vest multiplied by a fraction the numerator of which is the number of days elapsed since the date of vesting of the last instalment of the Options (or if none have vested, the Date of Grant) to the Termination Date and the denominator of which is the number of days between the date of vesting of the last instalment of the Option (or if none have vested, the Date of Grant) and the date of vesting of the next instalment of the Option;

2.	the right to exercise such Options terminates on the earlier of: (i) the date that is twelve months after the Termination Date (except that in the case of Retirement of a U.S. Taxpayer, any Incentive Stock Option shall expire on the date that is three months after the Termination Date); and (ii) the date on which the Exercise Period of the particular Option expires. Subject to subsection (a), any Options held by the Participant or Director Participant that are not yet exercisable at the Termination Date immediately expire and are cancelled on the Termination Date;

3.	a portion of the next instalment of any other Awards due to vest shall immediately vest, such portion to equal the number of Awards next due to vest multiplied by a fraction the numerator of which is the number of days elapsed since the date of vesting of the last instalment of the Awards (or if none have vested, the Date of Grant) to the Termination Date and the denominator of which is the number of days between the date of vesting of the last instalment of the Awards (or if none have vested, the Date of Grant) and the date of vesting of the next instalment of the Awards;

4.	subject to subsection (c), any other Awards held by the Participant or Director Participant that are not yet vested at the Termination Date are immediately forfeited to the Company on the Termination Date; and

5.	such Participant’s or Director Participant’s eligibility to receive further grants of Awards under the Plan ceases as of the Termination Date.

9.2	Termination of Employment or Services

(a)	Where a Participant’s or Director Participant’s employment or term of office or engagement with the Company or an Affiliate terminates by reason of the Participant’s death, Disability or Retirement or, in the case of a Director Participant, the Director Participant’s death or Disability, then the provisions of Section 9.1 will apply.

(b)

Where a Participant’s employment or term of office or engagement terminates by reason of a Participant’s resignation, then any Options held by the Participant that are exercisable at the Termination Date continue to be exercisable by the Participant until the earlier of: (A) the date that is 30 days after the Termination Date; and (B) the date on which the Exercise Period of the particular Option expires. Any Options held by the Participant that are not yet exercisable at the Termination Date immediately expire and are cancelled on the Termination Date, and any other Awards held by the Participant that are not yet vested at the Termination Date are immediately forfeited to the Company on the Termination Date.

(c)	Where a Participant’s employment or term of office or engagement terminates by reason of termination by the Company or an Affiliate without cause (as determined by the Committee in its sole discretion) (whether such termination occurs with or without any or adequate notice or reasonable notice, or with or without any or adequate compensation in lieu of such notice), then, unless otherwise specified in the Award Agreement, any Options held by the Participant that are exercisable at the Termination Date continue to be exercisable by the Participant until the earlier of: (A) the date that is 90 days after the Termination Date; and (B) the date on which the Exercise Period of the particular Option expires. Any Options held by the Participant that are not yet exercisable at the Termination Date immediately expire and are cancelled on the Termination Date, and any other Awards held by the Participant that are not yet vested at the Termination Date are immediately forfeited to the Company on the Termination Date.

(d)	Where a Participant’s employment or term of office or engagement is terminated by the Company or an Affiliate for cause (as determined by the Committee in its sole discretion), or, in the case of a Consultant Participant, for breach of contract (as determined by the Committee in its sole discretion), then any Options held by the Participant at the Termination Date (whether or not exercisable) immediately expire and are cancelled on the Termination Date, and any other Awards held by the Participant at the Termination Date (whether or not vested) are immediately forfeited to the Company on the Termination Date.

(e)	Where a Director Participant’s term of office is terminated for breach by the Director Participant of his or her fiduciary duty to the Company (as determined by the Committee in its sole discretion), then any Options held by the Director Participant at the Termination Date (whether or not exercisable) immediately expire and are cancelled on the Termination Date, and any other Awards held by the Director Participant at the Termination Date (whether or not vested) are immediately forfeited to the Company on the Termination Date.

(f)	Where a Director Participant’s term of office terminates for any reason other than death or Disability of the Director Participant or a breach by the Director Participant of his or her fiduciary duty to the Company (as determined by the Committee in its sole discretion), the Committee or the Board may, in its sole discretion, at any time prior to or following the Termination Date, (A) permit the exercise of any or all Options held by the Director Participant, whether or not exercisable at the Termination Date, in the manner and on the terms authorized by the Board, provided that neither the Committee nor the Board shall, in any case, authorize the exercise of an Option pursuant to this Section beyond the date on which the Exercise Period of the particular Option expires; and (B) provide for the vesting of any or all other Awards held by a Director Participant on the Termination Date.

(g)	The eligibility of a Participant or Director Participant to receive further grants under the Plan ceases as of the date that the Company or an Affiliate, as the case may be, provides the Participant or Director Participant with written notification that the Participant’s employment or term of office, or the Director Participant’s term of office, as the case may be, is terminated, notwithstanding that such date may be prior to the Termination Date.

(h)	Unless the Committee, in its sole discretion, otherwise determines, at any time and from time to time, Awards are not affected by a change of employment arrangement within or among the Company or a Subsidiary for so long as the Participant continues to be an employee of the Company or a Subsidiary, including without limitation a change in the employment arrangement of a Participant whereby such Participant becomes a Director Participant.

9.3	Discretion to Permit Exercise

Notwithstanding the provisions of Sections 9.1 and 9.2, the Committee may, in its discretion, at any time prior to or following the events contemplated in such Sections, permit the exercise of any or all Options held by a Participant or Director Participant or permit the acceleration of vesting of any or all RSUs or other Awards, all in the manner and on the terms as may be authorized by the Committee, provided that the Committee will not, in any case, authorize the exercise of an Option pursuant to this Section beyond the expiration of the Exercise Period of the particular Option.

9.4	Incentive Stock Options

Notwithstanding anything to the contrary in this Article 9, in the case of an Incentive Stock Option, any Incentive Stock Options held by a U.S. Taxpayer that are exercisable at the Termination Date continue to be exercisable by the U.S. Taxpayer until the earlier of: (A) the date that is three months after the Termination Date; (B) the date on which the Exercise Period of the particular Incentive Stock Option expires; or (C) any shorter post-Termination Date exercise period as is set forth in this Article 9 or in the U.S. Taxpayer’s Award Agreement.

ARTICLE 10

CHANGE IN CONTROL

10.1	Change in Control

(a)	Unless otherwise determined by the Committee or the Board at or after the Date of Grant, and notwithstanding Section 12.7(b), any Options outstanding immediately prior to the occurrence of a Change in Control, but which are not then exercisable, shall terminate and be cancelled upon the occurrence of the Change in Control and shall be of no further force or effect. Unless otherwise determined by the Committee or the Board at or after the Date of Grant, all outstanding vested Options shall be cashed out at the Change in Control Price, less the applicable Exercise Price for such Options, as of the date such Change in Control is determined to have occurred, or as of such other date as the Committee or the Board may determine prior to the Change in Control. Outstanding Options may only be cashed out, as described above, if the Change in Control Price is higher than the Exercise Price for such outstanding Options. If the Change in Control Price is equal to or lower than the Exercise Price for such outstanding Options, the Committee or the Board may terminate such outstanding Options and such outstanding Options shall be of no further force or effect. Further, the Committee or the Board shall have the right to provide, in respect of any Options outstanding immediately prior to a Change in Control, but which are not then exercisable, for the acceleration of vesting of such Options upon the occurrence of the Change in Control or to provide for the conversion or exchange of any outstanding Options into or for options, rights or other securities in any entity participating in or resulting from the Change in Control.

(b)	Unless otherwise determined by the Committee or the Board at or after the Date of Grant, and notwithstanding Section 12.7(b), any unvested or unearned Restricted Share Units, Deferred Share Units, Performance Share Units or Other Share-Based Awards outstanding immediately prior to the occurrence of a Change in Control shall terminate and be cancelled upon the occurrence of the Change in Control and shall be of no further force or effect. Notwithstanding the foregoing sentence, the Committee or the Board shall have the right to determine that any unvested or unearned Restricted Share Units, Deferred Share Units, Performance Share Units or Other Share-Based Awards outstanding immediately prior to the occurrence of a Change in Control shall become fully vested or earned upon the occurrence of such Change in Control. The Committee or the Board may also determine that any vested or earned Restricted Share Units, Deferred Share Units, Performance Share Units or Other Share-Based Awards shall be cashed out at the Change in Control Price as of the date such Change in Control is deemed to have occurred, or as of such other date as the Committee or the Board may determine prior to the Change in Control. Further, the Committee or the Board shall have the right to provide for the conversion or exchange of any Restricted Share Unit, Deferred Share Unit, Performance Share Unit or Other Share-Based Award into or for rights or other securities in any entity participating in or resulting from the Change in Control.

10.2	Parachute Payments

If a Participant or Director Participant is entitled to receive payments that would qualify as excess “parachute payments” under Section 280G of the Code, those payments shall be reduced by the necessary amount so that the Participant or Director Participant is not subject to excise tax under Section 4999 of the Code if such reduction would result in the Participant or Director Participant receiving a greater after-tax payment.

ARTICLE 11

SHARE CAPITAL ADJUSTMENTS

11.1	General

The existence of any Awards does not affect in any way the right or power of the Company or its shareholders to make, authorize or determine any adjustment, recapitalization, reorganization or any other change in the Company’s capital structure or its business, or any amalgamation, combination, arrangement, merger or consolidation involving the Company, to create or issue any bonds, debentures, Common Shares or other securities of the Company or to determine the rights and conditions attaching thereto, to effect the dissolution or liquidation of the Company or any sale or transfer of all or any part of its assets or business, or to effect any other corporate act or proceeding, whether of a similar character or otherwise, whether or not any such action referred to in this Section would have an adverse effect on this Plan or on any Award granted hereunder.

11.2	Reorganization of Company’s Capital

Should the Company effect a subdivision or consolidation of Common Shares or any similar capital reorganization or a payment of a stock dividend (other than a stock dividend that is in lieu of a cash dividend), or should any other change be made in the capitalization of the Company that does not constitute a Change in Control and that would warrant the amendment or replacement of any existing Awards in order to adjust: (a) the number of Common Shares that may be acquired on the vesting of outstanding Awards or the exercise of any outstanding Options; and/or (b) the Exercise Price of any outstanding Options; and/or (c) the terms of any other Award in order to preserve proportionately the rights and obligations of the Participants or Director Participants holding such Awards, the Board will authorize such steps to be taken as it may consider to be equitable and appropriate to that end.

11.3	Other Events Affecting the Company

In the event of an amalgamation, combination, arrangement, merger or other transaction or reorganization involving the Company and occurring by exchange of Common Shares, by sale or lease of assets or otherwise, that does not constitute a Change in Control and that warrants the amendment or replacement of any existing Awards in order to adjust: (a) the number of Common Shares that may be acquired on the vesting of outstanding Awards or the exercise of any outstanding Options; or (b) the Exercise Price of any outstanding Options; and/or (c) the terms of any other Award in order to preserve proportionately the rights and obligations of the Participants or Director Participants holding such Awards, the Board will authorize such steps to be taken as it may consider to be equitable and appropriate to that end.

11.4	Immediate Exercise of Awards

Where the Board determines that the steps provided in Sections 11.2 and 11.3 would not preserve proportionately the rights, value and obligations of the Participants or Director Participants holding such Awards in the circumstances or otherwise determines that it is appropriate:

(a)	the Board may permit the immediate exercise of any outstanding Options that are not otherwise exercisable, and the immediate vesting of any unvested Awards; and

(b)	if the Board takes the step contemplated in (a) above, the Board may also authorize the Company, to the extent permitted under applicable laws, to:

(i)	offer to purchase any Options from any Participant or Director Participants for a price equal to the difference between the Fair Market Value of the underlying Common Shares and the Exercise Price of the Options; or

(ii)	lend to Participants an amount equal to the aggregate Exercise Price for those Options of the Participant which have an Exercise Price which is less than the Fair Market Value of the underlying Common Shares at a rate of interest equal to the current prime rate plus one percent provided that the Participant irrevocably:

(A)	agrees to exercise all such Options of the Participant; and

(B)	authorizes the Company to sell, dispose of or deposit in acceptance of an outstanding take-over bid the Common Shares issuable upon the exercise of such Options, to deduct from the proceeds of sale of such Common Shares an amount equal to the outstanding balance of the loan plus accrued interest in payment of such loan, to mail a cheque payable to the Participant for the balance of the proceeds of sale and to execute and deliver on behalf of the Participant all transfers, consents or other documents necessary to give effect to the foregoing.

11.5	Issue by Company of Additional Shares

Except as expressly provided in this Article 11, neither the issue by the Company of shares of any class or securities convertible into or exchangeable for shares of any class, nor the conversion or exchange of such shares or securities, affects, and no adjustment by reason thereof is to be made with respect to: (a) the number of Common Shares that may be acquired as a result of a grant of Awards or upon the exercise of any outstanding Options; or (b) the Exercise Price of any outstanding Options.

11.6	Fractions

No fractional Common Shares will be issued on the exercise of an Option or the grant of an Award. Accordingly, if, as a result of any adjustment under Section 11.2 or 11.3, a Participant or Director Participant would become entitled to a fractional Common Share, the Participant or Director Participant has the right to acquire only the adjusted number of full Common Shares and no payment or other adjustment will be made with respect to the fractional Common Shares which shall be disregarded.

ARTICLE 12

MISCELLANEOUS PROVISIONS

12.1	Legal Requirement

The Company is not obligated to grant any Awards, issue any Common Shares or other securities, make any payments or take any other action if, in the opinion of the Board, in its sole discretion, such action would constitute a violation by a Participant, Director Participant or the Company of any provision of any applicable statutory or regulatory enactment of any government or government agency or the requirements of any stock exchange upon which the Common Shares may then be listed.

12.2	Participants’ Entitlement

Except as otherwise provided in this Plan, Options (whether or not exercisable) and other Awards previously granted under this Plan are not affected by any change in the relationship between, or ownership of, the Company and an Affiliate. For greater certainty, all grants of Awards remain valid and all Options remain valid and exercisable in accordance with the terms and conditions of this Plan and are not affected by reason only that, at any time, an Affiliate ceases to be an Affiliate.

12.3	Withholding Taxes

The granting or vesting of each Award and exercise of each Option granted under this Plan is subject to the condition that if at any time the Committee determines, in its discretion, that the satisfaction of withholding tax or other withholding liabilities is necessary or desirable in respect of such grant, vesting or exercise, such exercise is not effective unless such withholding has been effected to the satisfaction of the Committee. In such circumstances, the Committee may require that the withholding tax obligation be satisfied by any of the following methods or by a combination of such methods:

(a)	the tendering by the Participant or Director Participant of cash payment to the Company in an amount less than or equal to the total withholding tax obligation; or

(b)	permitting the Participant to direct the Company to withhold from the Common Shares otherwise due to the Participant or Director Participant such number of Common Shares having a Fair Market Value, determined as of the date the withholding tax obligation arises, less than or equal to the amount of the total withholding tax obligation; or

(c)	the withholding by the Company from any cash payment otherwise due to the Participant or Director Participant such amount of cash as is less than or equal to the amount of the total withholding tax obligation;

provided, however, that the sum of any cash so paid or withheld and the Fair Market Value of any Common Shares so withheld is sufficient to satisfy the total withholding tax obligation. Any such additional payment is due no later than the date on which any amount with respect to the Award or exercised Option is required to be remitted to the relevant tax authority by the Company or an Affiliate, as the case may be.

12.4	Rights of Participant

No Participant or Director Participant has any claim or right to be granted an Award (including, without limitation, an Option granted in substitution for any Option that has expired pursuant to the terms of this Plan) and the granting of any Award is not to be construed as giving a Participant or Director Participant a right to remain as an employee, consultant or director of the Company or an Affiliate. No Participant or Director Participant has any rights as a shareholder of the Company in respect of Common Shares issuable on the exercise of any Option or issuable pursuant to any other Award until the allotment and issuance to such Participant or Director Participant of certificates representing such Common Shares.

12.5	Other Incentive Awards

The Committee shall have the right to grant other incentive awards based upon Common Shares under this Plan to Participants or Director Participants in accordance with applicable laws and regulations and subject to regulatory approval, including without limitation the approval of the Toronto Stock Exchange and Nasdaq (to the extent the Company has any securities listed on the particular exchange), having such terms and conditions as the Committee may determine, including without limitation the grant of Common Shares based upon certain conditions and the grant of securities convertible into Common Shares.

12.6	Termination

The Plan will terminate on the earliest of: (i) the date upon which no further Common Shares remain available for issuance under the Plan and no Options or other Awards remain outstanding; and (ii) the acceleration of the vesting of Options and other Awards pursuant to Section 10.1 upon the occurrence of a Change in Control, unless renewed for such further period and upon such terms and conditions as the Committee may determine, but in all events the Plan will automatically terminate on March 25, 2024, being the tenth anniversary of the effective date of the Plan.

12.7	Amendment

(a)	Subject to the rules and policies of any stock exchange on which the Common Shares are listed and applicable law, the Board may, without notice or shareholder approval, at any time or from time to time, amend the Plan for the purposes of:

(i)	making any amendments to the general vesting provisions of each Option, RSU or other Award;

(ii)	making any amendments to the general term of each Option provided that no Option held by an Insider may be extended beyond its original expiry date and no Option may be exercised after the tenth (10th) anniversary of the Date of Grant;

(iii)	making any amendments to the provisions set out in Article 9;

(iv)	making any amendments to add covenants of the Company for the protection of Participants or Director Participants, as the case may be, provided that the Board shall be of the good faith opinion that such additions will not be prejudicial to the rights or interests of the Participants or Director Participants, as the case may be;

(v)	making any amendments not inconsistent with the Plan as may be necessary or desirable with respect to matters or questions which, in the good faith opinion of the Board, having in mind the best interests of the Participants and Director Participants, it may be expedient to make, including amendments that are desirable as a result of changes in law in any jurisdiction where a Participant or Director Participant resides, provided that the Board shall be of the opinion that such amendments and modifications will not be prejudicial to the interests of the Participants and Director Participants; or

(vi)	making such changes or corrections which, on the advice of counsel to the Company, are required for the purpose of curing or correcting any ambiguity or defect or inconsistent provision or clerical omission or mistake or manifest error, provided that the Board shall be of the opinion that such changes or corrections will not be prejudicial to the rights and interests of the Participants or Director Participants.

(b)	Subject to Section 10.1, the Board shall not alter or impair any rights or increase any obligations with respect to an Award previously granted under the Plan without the consent of the Participant or Director Participant, as the case may be.

(c)	Notwithstanding any other provision of this Plan, none of the following amendments shall be made to this Plan without approval of the Toronto Stock Exchange and Nasdaq (to the extent such consent is required and the Company has any securities listed on the particular exchange) and the approval of shareholders in accordance with the requirements of such exchange(s):

(i)	amendments to the Plan which would increase the number of Common Shares issuable under the Plan, except in connection with a Change in Control or pursuant to the provisions in the Plan, including Sections 11.2 and 11.3, which permit the Board to make adjustments in the event of transactions affecting the Company or its capital;

(ii)	amendments to the Plan which would increase the number of Common Shares issuable to Insiders, except in connection with a Change in Control or pursuant to the provisions in the Plan, including Sections 11.2 and 11.3, which permit the Board to make adjustments in the event of transactions affecting the Company or its capital;

(iii)	amendments to the Plan which would increase the number of Common Shares issuable to Director Participants under the Plan, otherwise than in accordance with the terms of this Plan;

(iv)	amendments that would extend the Exercise Period of any Options held by Insiders, beyond the Exercise Period otherwise determined in accordance with this Plan (except the automatic extension of Options which otherwise would expire during or immediately after a Blackout Period as provided in this Plan);

(v)	amendments that would extend the expiry of an Option to be beyond ten years from its date of grant;

(vi)	amendments that would reduce the Exercise Price of any Options held by Insiders (for this purpose, a cancellation or termination of an Option of a Participant or Director Participant prior to its expiry date for the purpose of reissuing an Option to the same Participant or Director Participant within three (3) months of such cancellation or termination with a lower exercise price shall be treated as an amendment to reduce the exercise price of an Option), except for the purpose of maintaining Option value in connection with a Change in Control or pursuant to the provisions in the Plan, including Sections 11.2 and 11.3, which permit the Board to make adjustments in the event of transactions affecting the Company or its capital;

(vii)	the addition of any form of financial assistance to a Participant or Director Participant;

(viii)	amendments that would permit Options or rights under the Plan to be transferred other than for normal estate settlement purposes;

(ix)	amendments to this Section 12.7; and

(x)	amendments for which the applicable exchange rules require shareholder approval.

Any amendment that would cause an Award held by a U.S. Taxpayer to fail to comply with Section 409A of the Code shall be null and void ab initio.

12.8	Section 409A of the Code

This Plan will be construed and interpreted to comply with Section 409A of the Code to the extent required to preserve the intended tax consequences of this Plan. The Company reserves the right to amend this Plan to the extent it reasonably determines is necessary in order to preserve the intended tax consequences of this Plan in light of Section 409A of the Code and any regulations or guidance under that section. In no event will the Company be responsible if Awards under this Plan result in adverse tax consequences to a U.S. Taxpayer under Section 409A of the Code. Notwithstanding any provisions of the Plan to the contrary, in the case of any “specified employee” within the meaning of Section 409A of the Code who is a U.S. Taxpayer, distributions of non-qualified deferred compensation under Section 409A of the Code made in connection with a “separation from service” within the meaning set forth in Section 409A of the Code may not be made prior to the date which is six months after the date of separation from service (or, if earlier, the date of death of the U.S. Taxpayer). Any amounts subject to a delay in payment pursuant to the preceding sentence shall be paid as soon practicable following such six-month anniversary of such separation from service.

12.9	Requirement of Notification of Election Under Section 83(b) of the Code

If a Participant or Director Participant, in connection with the acquisition of Common Shares under the Plan, is permitted under the terms of the Award Agreement to make the election permitted under Section 83(b) of the Code (i.e., an election to include in gross income in the year of transfer the amounts specified in Section 83(b) of the Code notwithstanding the continuing transfer restrictions) and the Participant or Director Participant makes such an election, the Participant or Director Participant shall notify the Company of such election within ten (10) days of filing notice of the election with the Internal Revenue Service, in addition to any filing and notification required pursuant to regulations issued under Section 83(b) of the Code.

12.10	Requirement of Notification Upon Disqualifying Disposition Under Section 421(b) of the Code

If any Participant shall make any disposition of Common Shares issued pursuant to the exercise of an Incentive Stock Option under the circumstances described in Section 421(b) of the Code (relating to certain disqualifying dispositions), such Participant shall notify the Company of such disposition within ten (10) days thereof.

12.11	Indemnification

Every member of the Board will at all times be indemnified and saved harmless by the Company from and against all costs, charges and expenses whatsoever including any income tax liability arising from any such indemnification, that such member may sustain or incur by reason of any action, suit or proceeding, taken or threatened against the member, otherwise than by the Company, for or in respect of any act done or omitted by the member in respect of this Plan, such costs, charges and expenses to include any amount paid to settle such action, suit or proceeding or in satisfaction of any judgment rendered therein.

12.12	Participation in the Plan

The participation of any Participant or Director Participant in the Plan is entirely voluntary and not obligatory and shall not be interpreted as conferring upon such Participant or Director Participant any rights or privileges other than those rights and privileges expressly provided in the Plan. In particular, participation in the Plan does not constitute a condition of employment or engagement nor a commitment on the part of the Company to ensure the continued employment or engagement of such Participant or Director Participant. The Plan does not provide any guarantee against any loss which may result from fluctuations in the market value of the Common Shares. The Company does not assume responsibility for the income or other tax consequences for the Participants and Director Participants and they are advised to consult with their own tax advisors.

12.13	Participant Information and Consent to Data Transfer

Each Participant shall provide the Company with all information (including personal information) required by the Company in order to administer the Plan. By participating in the Plan, the Participant explicitly and unambiguously consents to the collection, use and transfer, in electronic or other form, of the Participant’s personal data by and among, as applicable, the Company, any Affiliate and any third party administrator retained by the Company for the exclusive purpose of implementing, administering and managing the Plan and all entitlements under the Plan. The Participant understands that the Company and/or Affiliates hold certain personal information, including, but not limited to, the Participant’s name, home address and telephone number, date of birth, social insurance number or other identification number, salary, nationality, job title, any shares or directorships held in the Company, the Affiliates and details of any entitlements under the Plan, for the purpose of implementing, administering and managing the Plan (collectively, “Data”). The Participant understands that Data may be transferred to any third parties assisting in the implementation, administration and management of the Plan, that these recipients may be located in the Participant’s country or elsewhere, and that the recipient’s country may have different data privacy laws and protections from the Participant’s country. The Participant understands that he or she may have the right, if residing in a particular jurisdiction to request a list with the names and addresses of any potential recipients of the Data by contacting the local human resources representative. The Participant authorizes the recipients to receive, possess, use, retain and transfer the Data, in electronic or other form, for the purposes of implementing, administering and managing the awards granted under the Plan. The Participant understands that Data will be held only as long as is necessary to implement, administer and manage the Participant’s entitlements under the Plan and comply with applicable laws. The Participant understands that he or she may have the right, if residing in a particular jurisdiction, at any time, to view Data, request additional information about the storage and processing of Data, require any necessary amendments to Data or refuse or withdraw the consents herein, in any case without cost, by contacting in writing his or her local human resources representative. The Participant understands, however, that refusing or withdrawing his or her consent may affect the Participant’s ability to participate in the Plan. For more information on the consequences of the Participant’s refusal to consent or withdrawal of consent, the Participant understands that he or she may contact the applicable local human resources representative.

12.14	International Participants

With respect to Participants or Director Participants who reside or work outside Canada and the United States, the Board may, in its sole discretion, amend, or otherwise modify, without shareholder approval, the terms of the Plan or Awards with respect to such Participants or Director Participants in order to conform such terms with the provisions of local law, and the Committee may, where appropriate, establish one or more sub-plans to reflect such amended or otherwise modified provisions.

12.15	Effective Date

This Plan becomes effective on a date to be determined by the Board.

12.16	Governing Law

This Plan is created under and is to be governed, construed and administered in accordance with the laws of the Province of Ontario and the laws of Canada applicable therein.

MITEL NETWORKS CORPORATION